AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON DECEMBER 20, 1996
 --------------------REGISTRATION NO. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D. C. 20549
               ----------------------------------
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                           ECHLIN INC.
     (Exact name of registrant as specified in its charter)

Connecticut                                       06-0330448
-----------                                       ----------
(State of incorporation)                          (I.R.S.
                                                  Employer
                                                  Identification
                                                  Number)
                      100 DOUBLE BEACH ROAD
                   BRANFORD, CONNECTICUT 06405
                         (203-481-5751)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                   --------------------------
                        JON P. LECKERLING
     VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                      100 DOUBLE BEACH ROAD
                   BRANFORD, CONNECTICUT 06405
                         (203-481-5751)
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /
     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                   --------------------------
                 CALCULATION OF REGISTRATION FEE
=================================================================

                            Proposed      Proposed
Title of                    maximum       maximum    Amount
each class       Amount     offering      aggregate  of
of securities    to be      price         offering   registration
to be registered registered per unit (1)  price(1)   fee

-----------------------------------------------------------------

Common Stock,    335,474    $32.00       $10,735,168  $3,702
par value $1.00 per share

=================================================================
(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.
                   --------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
=================================================================

                           ECHLIN INC.

                      CROSS REFERENCE SHEET
                      ---------------------

ITEM NUMBER AND                              CAPTION IN
CAPTION IN FORM S-3                          PROSPECTUS
-------------------                          ----------

1.   Forepart of Registration                Facing Page of
     Statement and Outside Front             Registration
     Cover Page of Prospectus                Statement
                                             and Cover Page

2.   Inside Front and Outside Back           Inside Cover Page;
     Cover Pages of Prospectus               Available
                                             Information;
                                             Incorporation of
                                             Certain Documents by
                                             Reference

3.   Summary Information, Risk               The Company
     Factors and Ratio of Earnings
     to Fixed Charges

4.   Use of Proceeds                         *

5.   Determination of Offering Price         *

6.   Dilution                                *

7.   Selling Security Holders                Cover Page; Selling
                                             Stockholders

8.   Plan of Distribution                    Plan of Distribution

9.   Description of Securities to            Description of
     be Registered                           Capital Stock

10.  Interests of Named Experts              Legal Opinions;
     and Counsel                             Experts

11.  Material Changes                        *

12.  Incorporation of Certain                Incorporation of
     Information by Reference                Certain Documents by
                                             Reference

13.  Disclosures of Commission               Indemnification of
     Position on Indemnification for         Directors and in
     Securities Act Liabilities              Part II of
                                             Registration
                                             Statement;
                                             Undertakings in Part
                                             II of Registration
                                             Statement


-------------------------

*    Omitted as inapplicable or in the negative.

         Preliminary Prospectus, Dated December 20, 1996

PROSPECTUS

                         335,474 SHARES

                           ECHLIN INC.


                          COMMON STOCK
                        ($1.00 PAR VALUE)

                   --------------------------

     THE SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE (THE "COMMON STOCK"), OF ECHLIN INC. ("ECHLIN" OR THE "COMPANY") TO WHICH THIS PROSPECTUS RELATES MAY BE OFFERED FOR SALE FROM TIME TO TIME BY CERTAIN STOCKHOLDERS OF THE COMPANY (OR DONEES, TRANSFEREES OR OTHER SUCCESSORS IN INTEREST OF SUCH STOCKHOLDERS) IN ORDINARY BROKERAGE TRANSACTIONS ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE AT MARKET PRICES PREVAILING AT THE TIME OF SALE OR AT NEGOTIATED PRICES.

     NONE OF THE PROCEEDS FROM THE SALE OF THE COMMON STOCK WILL BE RECEIVED BY THE COMPANY. THE COMPANY WILL BEAR ALL EXPENSES OF THE OFFERING, EXCEPT THAT THE SELLING STOCKHOLDERS WILL PAY ANY APPLICABLE UNDERWRITERS' COMMISSIONS AND EXPENSES, BROKERAGE FEES OR TRANSFER TAXES. THE COMPANY AND THE SELLING STOCKHOLDERS HAVE AGREED TO INDEMNIFY EACH OTHER AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

     THE COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE
UNDER THE SYMBOL "ECH."  THE LAST SALE PRICE OF THE COMMON STOCK
ON ________________, 1996 WAS $______ PER SHARE, AS REPORTED ON
SUCH STOCK EXCHANGE.

                   --------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS.  ANY REPRESENTATION
                      TO THE CONTRARY IS A
                        CRIMINAL OFFENSE.

                   --------------------------

          The date of this Prospectus is

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER. SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                      AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities of the Commission's office at 450 Fifth Street, N.W., Washington, DC 20549, and at certain of its Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048), and Chicago (500 West Madison Street, Chicago, Illinois 60661-2511). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D. C. 20549. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange Inc., 618 South Spring Street, Los Angeles, California 90014, and 301 Pine Street, San Francisco, California 94014. Additional information regarding the Company and the Common Stock offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the exhibits relating thereto, filed with the Commission under the Securities Act. The Registration Statement and any exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and copies thereof may be obtained from the Commission upon the payment of the prescribed fees.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     There are incorporated herein by reference the following documents heretofore filed by the Company with the Commission:

          (a) Annual Report on Form 10-K for the fiscal year ended August 31, 1996; and

          (b) All other reports filed since August 31, 1996 to the date of this Prospectus pursuant to Section 13(a) or 15
     (d) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus.

     Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in the Registration Statement, this Prospectus, or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, ECHLIN INC., 100 DOUBLE BEACH ROAD, BRANFORD, CONNECTICUT 06405. TELEPHONE REQUESTS MAY BE DIRECTED TO (203) 481-5751.


                           THE COMPANY


     Echlin is a worldwide manufacturer and distributor of brake system, engine system and other vehicular products principally in the automotive aftermarket as replacement parts for use by professional mechanics and by car and truck owners. Sales are made by the Company to automotive and heavy duty warehouse distributors, retailers, other parts manufacturers and parts remanufacturers. The Company also sells its products to original equipment manufacturers in both the automotive and heavy duty markets.

     Echlin was incorporated under Connecticut law in 1959, succeeding a business which had been organized in 1924. Echlin's principal executive office is located at 100 Double Beach Road, Branford, Connecticut 06405; its telephone number is 203-481-5751.


              SECURITIES COVERED BY THIS PROSPECTUS


     The Shares of the Common Stock covered by this Prospectus were issued on December 17, 1996 to certain security holders (the "Selling Stockholders") of Iroquois Tool Systems, Inc. (the "Acquired Company") pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated as of November 30, 1996; pursuant to the Agreement, the Acquired Company became a wholly-owned subsidiary of the Company.


                      SELLING STOCKHOLDERS


     The following table sets forth information with respect to the number of shares of Common Stock which may be offered for sale by each of the Selling Stockholders. No Selling Stockholder beneficially owns more than one percent of the issued common stock of the Company.


                                        NUMBER OF SHARES OF
                                        COMMON STOCK WHICH MAY
NAME AND ADDRESS OF                     BE OFFERED FOR SALE
SELLING STOCKHOLDER                     AND REGISTERED
-------------------                     ------------------------


Martin C. Haas                          241,542
1401 North Mill Street
North East, PA  16428

B. J. Lechner                            60,385
3930 Myrtle Street
Erie, PA  16508

Fleet National Bank                      33,547
     as Escrow Agent
Corporate Trust Administration
777 Main Street
Hartford, CT  06115-2001



     Because the Selling Stockholders may offer all or part of the Common Stock which they hold pursuant to the offering contemplated by this Prospectus, no estimate can be given as to the amount of Common Stock that will be held by the Selling Stockholders after completion of this Offering. See "Plan of Distribution."

     The Selling Stockholders deposited 33,547 shares of the Common Stock in escrow with Fleet Bank, as Escrow Agent, to secure their obligation to indemnify Echlin pursuant to the terms of the Agreement.

     The Selling Stockholders continued in the employ of the Acquired Company, following the Acquired Company becoming a subsidiary of Echlin.


                      PLAN OF DISTRIBUTION


     The distribution of the Common Stock by the Selling Stockholders (or by pledges, donees, transferees or other successors in interest of such Selling Stockholders) may be effected from time to time in ordinary brokerage transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale or at negotiated prices. The brokers or dealers through or to whom the Common Stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation. In order to comply with certain state securities laws, if applicable, the Common Stock will not be sold in a particular state unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     The Common Stock offered hereby will be sold by the Selling
Stockholders acting as principals for their own account.  The
Company will receive none of the proceeds from this offering.

     The Company will bear all expenses of the offering, except that the Selling Stockholders will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes.

     The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities including liabilities arising under the Securities Act.


                  DESCRIPTION OF CAPITAL STOCK


     Echlin's authorized capital stock consists of 150,000,000 shares of Common Stock, par value $1 per share, and 1,000,000 shares of Preferred Stock, without par value. None of the shares of the Preferred Stock has been issued. The Preferred Stock may be issued in series from time to time as determined by the Board of Directors of the Company, who are empowered, for each series, to fix the dividend rate, redemption provisions, liquidation privileges, sinking fund provisions, voting powers and any conversion rights. When any shares of Preferred Stock are outstanding, dividends may be payable thereon at a fixed dividend rate before dividends can be paid on outstanding shares of Echlin's Common Stock. On dissolution, liquidation or winding-up of Echlin, holders of Preferred Stock may be entitled to receive a stipulated liquidation price before any distribution could be made to the holders of the Common Stock. The Company presently has no plans, arrangements or understandings with respect to the issuance of any of the Preferred Stock (other than pursuant to the Preferred Stock purchase rights described below).

     Each share of Common Stock is entitled to one vote and to dividends as declared by the Board of Directors. Upon liquidation, each share of Common Stock is entitled to an equal share in all of the assets of the Company, after payment of creditors and holders of Preferred Stock, if any. There are no preemptive rights and no conversion, redemption or sinking fund privileges and all shares of Common Stock outstanding are fully paid and non-assessable.

     Under the terms of a shareholder rights plan approved by the Company's Board of Directors in June 1989 ("Echlin's Shareholder Rights Plan"), a Preferred Stock purchase right ("Right") is attached to and automatically trades with each outstanding share of Common Stock.

     The Rights, which are redeemable, will become exercisable only in the event that any person or group becomes a holder of 20 percent or more of the Company's Common Stock, or commences a tender or exchange offer which, if consummated, would result in that person or group owning at least 20 percent of the Common Stock. Once the Rights become exercisable they entitle all other shareholders to purchase, by payment of a $65 exercise price, Common Stock (or, in certain circumstances, other consideration) with a value of twice the exercise price. In addition, at any time after a 20 percent position is acquired, the Board of Directors may, at its option, require each outstanding Right (other than Rights held by the acquiring person or group) to be exchanged for one share of Common Stock or its equivalent. The Rights will expire on June 30, 1999 unless redeemed or exchanged earlier.

     The transfer agent and registrar for the Common Stock and Rights Agent under Echlin's Shareholder Rights Plan is Boston
EquiServe, L.P., Boston, Massachusetts.

     The Common Stock is listed on the New York Stock Exchange,
The Pacific Stock Exchange and the International Stock Exchange in London.


                         LEGAL OPINIONS


     The legality of the Shares offered hereby will be passed upon for Echlin by Jon P. Leckerling, Esq., Vice President,
General Counsel and Corporate Secretary of Echlin.


                             EXPERTS


     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

No person has been authorized
to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any person using this Prospectus in connection with the sale of shares issued in acquisition and mergers.


                        TABLE OF CONTENTS


Available Information .... 2

Incorporation of Certain
Documents by Reference ... 2

The Company .............. 3

Securities Covered by
this Prospectus .......... 3

Selling Stockholders ..... 4

Plan of Distribution...... 5

Description of
Capital Stock............. 5

Legal Opinions............ 6

Experts................... 6


This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

          335,474 Shares






                           ECHLIN INC.






                          Common Stock






                           __________

                           PROSPECTUS
                           __________










                         _________, 199_

                             PART II


             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



     The estimated fees and expenses payable by the Corporation in connection with the issuance and distribution of the Common
Stock registered hereunder are as follows:


Securities and Exchange Commission registration fee ..... $3,702
Legal fees and expenses .................................  1,000
Accounting fees and expenses ............................  1,000
Printing fee ............................................  1,000
Miscellaneous ...........................................  1,000
                                                          ------
Total Fees and Expenses ................................. $7,702
                                                          ======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Connecticut by statute provides for indemnification of directors, officers, shareholders, employees and agents of a corporation. Under Sec. 33-320a of the Connecticut Stock Corporation Act (the "Act"), a corporation is required to indemnify a director against judgments and other expenses of litigation when he is sued by reason of his being a director in any proceeding brought, other than on behalf of the corporation, if the director:

               (1)  is successful on the merits in defense, or

               (2)  acted in good faith and in a manner
          reasonably believed to be in the best interests of the corporation, or

               (3) in a criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

     In a proceeding brought on behalf of a corporation (a derivative action), a director is entitled to be indemnified by the corporation for reasonable expenses of litigation, if the director is finally adjudged not to have breached his duty to the corporation. In addition, a director is entitled to indemnification for both derivative and non-derivative actions, if a court determines, upon application, that the director is fairly and reasonably entitled to be indemnified.

     A Connecticut corporation may not provide for
indemnification in any manner inconsistent with the statutory indemnification provisions (which, however, expressly allow a corporation to procure insurance providing greater
indemnification.)
                   ---------------------------

     The Registrant maintains a directors and officers liability insurance policy which insures the Registrant's directors and officers against claims and liabilities arising out of negligent errors or omissions in the course of the performance of their official duties, including claims and liabilities arising under the securities laws of the United States and states of applicable jurisdiction. Fraudulent and willful acts are excluded.


                   --------------------------


     The Registrant's Certificate of Incorporation provides by amendment that a person who is or was a director of the corporation shall have no personal liability to the corporation or its shareholders for monetary damages for any breach of duty in such capacity in excess of the compensation received by the director for serving the corporation during the year of violation.

     The amendment was adopted to implement changes to Section 33-290 of the Act, effective October 1, 1989. Under this change in the law, a Connecticut corporation may amend its Certificate of Incorporation to limit the personal liability of directors to the corporation or its shareholders for monetary damages for breach of duty in their capacity as directors.

     The limitation may not be to an amount less than the compensation received by the director for serving the corporation during the year of the violation and director liability cannot be limited if the violation:

               (1) involved a knowing and culpable violation of law by the director;

               (2)  enabled the director or an associate to
          receive an improper personal economic gain;

               (3) showed a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation;

               (4) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation; or

               (5) created a liability under Section 33-321, which relates to directors who vote for any distribution of assets of a corporation to its shareholders in violation of the Act.

ITEM 16.  LIST OF EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     2. -Agreement and Plan of Reorganization dated as of November 30, 1996, by which the Company acquired
          Iroquois Tool Systems, Inc.

     4(a) -By-Laws, as amended, filed as Exhibit 3(i) to Echlin's
          Annual Report on Form 10-K for the fiscal year ended
          August 31, 1991, is incorporated herein by reference.

     4(b) -Certificate of Incorporation, filed as Exhibit
          3(3)(ii) to Echlin's Annual Report on Form 10-K for the fiscal year ended August 31, 1987, is incorporated herein by reference.

     4(c) -Certificate of Amendment amending the Certificate of Incorporation to Establish Series A Cumulative
          Participating Preferred Stock, filed as Exhibit
          3(3)(iii) to Echlin's Annual Report on Form 10-K for the fiscal year ended August 31, 1989, is incorporated herein by reference.

     4(d) -Certificate of Amendment, amending the Certificate of Incorporation, to limit the liability of directors for monetary damages under certain circumstances, filed as
          Item 2 to Echlin's 1989 Annual Proxy Statement, is incorporated herein by reference.

     4(e) -Rights Agreement, dated as of June 21, 1989, between
          Echlin and the Connecticut Bank and Trust Company,
          N.A., as Rights Agent, which includes the form of Amendment to the company's Certificate of Incorporation as Exhibit A, the form of Rights Certificate as Exhibit
          B and the Summary of Rights to Purchase Preferred Stock as Exhibit C, filed as Exhibit 1 to Echlin's Current
          Report on Form 8-K dated June 21, 1989, is incorporated herein by reference.

     4(f) -Successor Rights Agent Agreement between Echlin and
          The First National Bank of Boston appointing The First
          National Bank of Boston as successor Rights Agent to replace the Connecticut Bank and Trust Company, N.A. as
          Rights Agent, filed as Exhibit 3(3)(iv) to Echlin's
          Annual Report on Form 10-K for the fiscal year ended
          August 31, 1990, is incorporated herein by reference.

     5. -Opinion of Jon P. Leckerling, Esq. as to the legality of the Common Stock being offered under this Registration Statement.

     24(a) -Consent of Price Waterhouse LLP.

     24(b) -Consent of Counsel. (Included in Exhibit 5 hereto).

     25. -Powers of Attorney. (Included on the signature page hereto).


ITEM 17.  UNDERTAKINGS


     The undersigned Registrant hereby undertakes:

               (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i)  To include any prospectus required by
               section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii)  To reflect in the prospectus any facts
               or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)  To include any material information
               with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Branford, Connecticut, on the 19th day of December, 1996.

                              ECHLIN INC.



                         By: /s/ Frederick J. Mancheski
                              -------------------------
                              Frederick J. Mancheski
                              Chairman of the Board and
                              Chief Executive Officer


                        POWER OF ATTORNEY


     The undersigned directors and officers of Echlin Inc. do hereby constitute and appoint Jon P. Leckerling and Edward D. Toole or either of them, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person or persons may deem necessary or advisable to enable Echlin Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities* indicated on the 19th day of December, 1996.

        Name                                 Title
        ----                                 -----

Principal Executive Officer:



/s/ Frederick J. Mancheski
--------------------------
Frederick J. Mancheski             Chairman of the Board and
                                   Chief Executive Officer;
                                   Director

Principal Accounting Officer:



/s/ Kenneth T. Flynn, Jr.
-------------------------
Kenneth T. Flynn, Jr.              Assistant Corporate Controller

/s/ C. Scott Greer
-------------------------
C. Scott Greer                     President and Director



/s/ John F. Creamer
-------------------------
John F. Creamer, Jr.               Director



/s/ Milton P. DeVane
-------------------------
Milton P. DeVane                   Director



/s/ John E. Echlin, Jr.
-------------------------
John E. Echlin, Jr.                Director



/s/ John F. Gustafson
-------------------------
John F. Gustafson                  Director



/s/ Donald C. Jensen
-------------------------
Donald C. Jensen                   Director



/s/ Trevor O. Jones
-------------------------
Trevor O. Jones                    Director



/s/ Phillip S. Myers
-------------------------
Phillip S. Myers                   Director



/s/ William P. Nusbaum
-------------------------
William P. Nusbaum                 Director



/s/ Jerome G. Rivard
--------------------------

Jerome G. Rivard                   Director


*The position of Chief Financial Officer of the Company is presently vacant.

                          EXHIBIT INDEX


Exhibit
  No.               Description
-------             -----------


2. -Agreement and Plan of Reorganization dated as of November 30, 1996, by which the Company acquired
     Iroquois Tool Systems, Inc.

5. -Opinion of Jon P. Leckerling, Esq. as to the legality of the Common Stock being offered under this Registration Statement.

24(a) -Consent of Price Waterhouse LLP.

24(b) -Consent of Counsel. (Included in Exhibit 5 hereto).

25. -Powers of Attorney. (Included on the signature page hereto).


                                                       EXHIBIT 2

              AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 30, 1996 among Echlin Inc., a Connecticut corporation (the "Buyer"), Iroquois Tool Systems, Inc., a Pennsylvania corporation (the "Company"), and Martin C. Haas and B. J. Lechner, the stockholders of the Company (individually, a "Seller" and collectively, the "Sellers").

          Buyer desires to acquire all of the outstanding shares of capital stock of the Company and the Sellers desire to transfer all such shares to Buyer in a tax free exchange that will qualify as a reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code on the terms and conditions hereinafter set forth.

          The definitions of certain defined terms used herein are set forth in Section 10.10 hereof.

          Accordingly, in consideration of the premises and of the respective covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1.   ACQUISITION AND TRANSFER OF SHARES

          1.1 Acquisition and Transfer. On the terms and subject to the conditions set forth in this Agreement, (a) the Sellers shall transfer to Buyer, and Buyer shall acquire from the Sellers, all of the outstanding shares of capital stock of the Company (such shares of capital stock being hereinafter referred to as the "Shares") for an aggregate unadjusted consideration in shares of Echlin Inc. Common Stock $1 par value (the "Echlin Common Stock") the number of which shall be determined (to the nearest whole number of shares) by dividing (i) $11,100,000 less any amount declared, set aside or paid since December 31, 1995, as a dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of the Company's capital stock, or, to purchase, redeem or otherwise acquire, any shares of the Company's capital stock, by (ii) a figure equal to the average daily closing price (without regard to volume) of one share of Echlin Common Stock traded on the New York Stock Exchange during the twenty business day period beginning twenty five business days prior to the Effective Date and including the sixth business day preceding the Effective Date; and (b) at the Closing referred to in Section 1.2 hereof:

               (i)  Each Seller shall assign, transfer and
          deliver to Buyer the number and type of Shares set forth beside such Seller's name on Schedule 1.1 hereto;
          and

               (ii) Buyer shall accept and acquire the Shares from the Sellers and in exchange therefor shall deliver to the Sellers by delivery to Martin C. Haas (the "Agent Seller") acting for himself and as agent for the Sellers as provided in Section 10.14 hereof, Echlin Common Stock representing the amount to be delivered to Sellers under this Agreement, less 10% of such shares of Echlin Common Stock to be paid into an escrow account (the "Escrow Account") in accordance with an escrow agreement (the "Escrow Agreement"), in the form attached hereto as Exhibit A.

          1.2 Closing. Subject to the conditions set forth in this Agreement, the acquisition and transfer of the Shares pursuant to this Agreement (the "Closing") shall take place at the offices of Buyer, 100 Double Beach Road, Branford, Connecticut 06405 at 10 a.m. on or about (a) the fifth business day after the satisfaction of all conditions of Closing, including, without limitation, the expiration or termination of any waiting period required under applicable law or (b) such other date, not later than December 31, 1996, time and place which is agreed to by Buyer and the Sellers. The date on which the Closing is to occur is herein referred to as the "Closing Date", effective as of the close of business on November 30, 1996 (the "Effective Date").

          1.3 Deliveries at the Closing. Subject to the conditions set forth in this Agreement, at the Closing:

          (a)  The Sellers shall deliver to Buyer (i)
     certificates representing all the Shares accompanied by stock powers with all necessary stock transfer and other documentary stamps attached, and any other documents that are necessary to transfer to Buyer good title to all the Shares, free and clear of all pledges, liens, charges, claims, options, encumbrances, security interests, restrictions on transfer and rights of other persons of every nature and description whatsoever ("Security Interest"), and (ii) all opinions, certificates and other instruments and documents required, or as reasonably may be requested, to be delivered by the Sellers at or prior to the Closing or otherwise required in connection herewith; and

          (b) Buyer shall deliver to the Agent Seller (i) certificates representing the shares of Echlin Common Stock as required by Section 1.1 hereof with any transfer taxes thereon duly paid by Buyer and (ii) all opinions, certificates and other instruments and documents required to be delivered by Buyer at or prior to the Closing or otherwise required, or as reasonably may be requested, in connection herewith.

     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
          SELLERS

          The Company and each Seller represents and warrants to Buyer as follows:

          2.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which would not have a Material Adverse Effect (as defined in Section 10.10 hereof). The Company has provided Buyer with complete and correct copies of the Company's Articles or Certificate of Incorporation and all amendments thereto to the date hereof and its By-Laws, as presently in effect.

          2.2 Subsidiaries. The Company has no Subsidiaries (as defined in Section 10.10 hereof) and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any corporation, partnership, joint venture or other person (as defined in Section 10.10 hereof), and has no agreement or commitment to purchase any such interest.

          2.3 Capitalization. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, $10 par value, of which, as of the date hereof, 5,000 shares are issued and outstanding. The Shares listed on Schedule 1.1 hereto constitute all the issued and outstanding shares of Common Stock and have been validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive rights or of any securities law. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of stock of the Company or any securities convertible into, or other rights to acquire, any shares of stock of the Company or (ii) obligates the Company to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such stock, securities or rights.

          2.4 Authority, Approvals and Consents. The Company has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms. Except as set forth on
Schedule 2.4 hereto, the execution, delivery and performance of this Agreement by the Company and the Sellers and the consummation of the transactions contemplated hereby do not and will not:

               (i) contravene any provisions of the Articles or Certificate of Incorporation or By-Laws of the Company;

               (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any Company Agreement (as defined in Section 2.15 hereof) or require any consent or waiver of any party to any Company Agreement;

               (iii)  result in the creation of any Security
          Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Company or any Subsidiary;

               (iv)  violate or conflict with any Legal
          Requirements (as defined in Section 2.9 hereof) applicable to the Company or any Subsidiary or any of their respective businesses or properties; or

               (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority by or with respect to the Company or the Sellers, except those authorizations, consents, orders, permits, approvals, notices, filings, registrations or qualifications which if not made or obtained would not have a Material Adverse Effect.

     Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority is necessary to be obtained or made by the Company to enable the Company to continue to conduct its business and operations and use its properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted.

          2.5 Financial Statements. The Company previously has delivered to Buyer a true and complete copy of the audited financial statements of the Company for the periods ended on December 31, 1993, 1994 and 1995, in each case examined by DeMarco Wachter & Co., certified public accountants, and the compiled financial statements of the Company for the period ended on October 31, 1996 (all of the foregoing financial statements, being referred to herein collectively as (the "Company Financial Statements"). Except as set forth on Schedule 2.5 hereto, the Company Financial Statements are in accordance with the books and records of the Company and fairly present the financial position and results of operations of the Company for the periods indicated, in each case in conformity with generally accepted accounting principles consistently applied (except as otherwise indicated in such statements and except that the compiled financial statements referred to above do not contain the footnote disclosures required by generally accepted accounting principles), and the compiled financial statements included in the Company Financial Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The Company Financial Statements do not contain any items of special or nonrecurring income nor any writeup or revaluation increasing the book value of any assets except as expressly specified therein. The books and accounts of the Company are complete and correct and fully and fairly reflect all of the transactions of the Company and are located solely at the offices of the Company and not at any other location and there is no condition development or contingency of any kind existing or in prospect which, so far as reasonably can be foreseen at this time may result in any Material Adverse Effect.

          2.6 Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any liability of any material nature whatsoever (whether due or to become due, accrued, absolute, contingent or otherwise) including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Sections 2.17 and 2.18 hereof or liabilities for Taxes (as defined in Section 10.10 hereof), except for (i) liabilities reflected or reserved against in the most recent balance sheet included in the Company Financial Statements (the "Company Balance Sheet"), (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after December 31, 1995, which, individually and in the aggregate, do not have a Material Adverse Effect and (iii) liabilities disclosed on Schedule 2.6 hereto. Neither the Company nor any Subsidiary is a party to any Company Agreement, or subject to any charter or by-law provision, any other corporate limitation or any Legal Requirement (as defined in Section 2.9 hereof), which has, or in the future can reasonably be expected to have, a Material Adverse Effect.

          2.7 Absence of Material Adverse Effect; Conduct of Business. Since, except as disclosed pursuant to this Agreement, December 31, 1995, there has been no occurrence resulting in and, except as disclosed pursuant to this Agreement, there is no condition, development or contingency of any kind existing or involving any Material Adverse Effect. Without limiting the foregoing, except for any matters set forth on
Schedule 2.7 hereto, since December 31, 1995 there has not been, occurred or arisen:

               (i) any damage, destruction or loss to any asset of the Company or any Subsidiary (whether or not covered by insurance) that, individually or in the aggregate, would have a Material Adverse Effect;

               (ii) any change in any accounting principle or method used for financial reporting purposes by the Company or any Subsidiary except as expressly disclosed in the Company, Financial Statements and concurred with by the Company's independent public accountants;

               (iii) any commitment, transaction or other action by the Company or any Subsidiary other than in the ordinary course of business and consistent with past practice;

               (iv)  any amendment or other change to the
          Articles or Certificate of Incorporation or By-Laws of the Company;

               (v) any declaration, setting aside, or payment of any dividend or distribution (whether in cash, stock or property) in respect of capital stock of the Company or any direct or indirect redemption, purchase, or other acquisition of shares of such capital stock or any split, combination or reclassification of such capital stock;

               (vi) any sale or other disposition of any right, title or interest in or to any assets or properties of the Company or any Subsidiary or any revenues derived therefrom (other than inventories sold in the ordinary course of business) having an aggregate value in excess of the dollar amount set forth on Schedule 2.7 hereto;

               (vii)  (i) any general increase in any
          compensation or benefits payable to any class or group of employees of the Company or any Subsidiary, any increase in the compensation payable or to become payable by the Company or any Subsidiary to any of its directors, officers or any of its employees whose total compensation after such increase would exceed $75,000 per annum (collectively, "Key Employees") or any bonus, service award, percentage compensation, or other benefit paid, granted or accrued to or for the benefit of any Key Employee, other than in accordance with an ERISA Plan or Compensation Commitment expressly disclosed on Schedule 2.17 or 2.18 hereto as in effect on the date hereof or (ii) the adoption or amendment in any material respect of any ERISA Plan or any Compensation Commitment;

               (viii) any creation, incurrence or assumption of any indebtedness for money borrowed by the Company or any Subsidiary, including obligations in respect of capital leases or guarantees, other than (A) indebtedness under revolving credit, line of credit and other working capital loan agreements (all of which are described on Schedule 2.7 hereto) providing for borrowings in the ordinary course of business not exceeding the aggregate dollar amount at any time outstanding set forth on Schedule 2.7 hereto and (B) intercompany loans and advances to or from any Subsidiary;

               (ix) any capital expenditures by the Company or any Subsidiary, except as permitted by Section 5.3(d) hereof;

               (x) any labor union organizing activity, any actual or threatened employee strikes, work stoppages, slow-downs or other labor disputes or disturbances or any material adverse change in its relations with employees;

               (xi) any change in any accounting principle or method or election for federal income tax purposes used by the Company or any Subsidiary;

               (xii)  any change in the authorized or issued
          capital stock of the Company or securities convertible into or rights to purchase such capital stock; or

               (xiii) any authorization, approval, agreement or commitment to do any of the foregoing.

          2.8  Taxes.

          (a) The Company, each Subsidiary and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with the Company or any Subsidiary, any such other corporation have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) and have paid, or made adequate provision for the payment of, all Taxes (as defined below) which are due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary or any such other corporation. Except to the extent reserves therefor are reflected on the Company Balance Sheet, neither the Company nor any Subsidiary is liable, or will become liable, for any Taxes for any period ending on or prior to, or attributable to operations through, the date of the Company Balance Sheet and except to the extent reserves therefor will be reflected on the books and records of the Company and any Subsidiaries, neither the Company nor any Subsidiary is liable or will become liable, for any Taxes for any period ending on or prior to, or attributable to operations through, the Closing Date.

          (b) Except as set forth on Schedule 2.8 hereto, the Internal Revenue Service has not conducted an audit of any federal income tax return in which the Company or any Subsidiary is included nor has the Company been notified of any intent to conduct such an audit; no adjustment has been proposed by the Internal Revenue Service with respect to any return for any subsequent year nor has the Company or any Subsidiary entered into any agreement or waiver tolling any statute of limitations or extending the statutory period of time as to the assessment or reassessment of tax or the filing of any tax return by, or any payment of any tax by, the Company or any Subsidiary. Neither the Company, any Subsidiary, nor any corporation authorized to act as agent for the Company or any Subsidiary has given or been requested to give any waiver of any statutes of limitations relating to the payment of Taxes for which the Company or any Subsidiary is liable. Neither the Company nor any Seller knows of any basis for an assertion of a deficiency for Taxes against the Company or any Subsidiary. The Company and its Subsidiaries shall be entitled to control any audit of, or claim for refund with respect to, any combined or consolidated return in which the Company or any Subsidiary or any predecessor thereof is included, and shall be entitled to receive any refund received with respect to any such return, to the extent that such audit, claim or refund relates to any item of income, gain, loss, deduction, or credit of the Company or any Subsidiary or any predecessor thereof. The Sellers will cooperate, and will cause each of their Affiliates (as defined in Section 2.19 hereof) to cooperate, with the Company and its Subsidiaries in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which the Company or any Subsidiary may be liable or with respect to which the Company or any Subsidiary may be entitled to a refund.

          2.9  Legal Matters.  Except as set forth on Schedule
2.9 hereto,

          (a) (i) there is no claim, action, suit, litigation, investigation, inquiry, review, or proceeding (collectively, "Claims") pending against or within the past three years asserted against, or, to the best knowledge of the Company or any Subsidiary or Seller, threatened against or affecting, the Company, any Subsidiary, any ERISA Plan or any of their respective properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity and (ii) neither the Company nor any Subsidiary is subject to any judgment, decree, writ, injunction or order of any governmental, administrative or judicial authority (collectively, "Judgments"). Claims and Judgments are referred to herein collectively as "Legal Proceedings". Neither the Company nor any Subsidiary is subject to any Claims, which in the aggregate, if adversely decided, would have a Material Adverse Effect.

          (b) The businesses of the Company and any Subsidiaries are being and have been conducted in material compliance with all laws, ordinances, codes, rules, regulations, standards, judgments, decrees, writs, rulings, injunctions, orders and other requirements of all governmental, administrative or judicial entities material to the conduct of the business (collectively, "Legal Requirements") applicable to the Company or any Subsidiary or any of their respective businesses or properties.

          (c) The Company and any Subsidiaries hold, and are and have been in compliance with, all franchises, licenses, permits, registration, certificates, consents, approvals or authorizations material to the conduct of their business (collectively, "Permits"). No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit.

          (d) Neither the Company nor any Subsidiary (i) has received any notice asserting any noncompliance with any Legal Requirement or Permit, (ii) is subject to any Legal Requirement or Permit which if enforced against or complied with by the Company or any Subsidiary would have a Material Adverse Effect, or (iii) is subject to any Legal Requirement proposed or under consideration which, if effective, would have a Material Adverse Effect.

          (e) No governmental, administrative or judicial authority has indicated any intention to initiate any investigation, inquiry or review involving the Company, any Subsidiary, any ERISA Plan or any of their respective properties or rights.

          2.10 Property.

          (a) The properties and assets owned by or leased to the Company and any Subsidiaries are adequate for the continued conduct of their respective businesses as presently conducted. The consummation of the transaction as contemplated hereby will effectively convey to Buyer the business, including all tangible and intangible assets and properties, of the Company and any Subsidiaries.

          (b) Set forth on Schedule 2.10 hereto is a list of all interests in real property owned by or leased to the Company or any Subsidiaries and of all options or other contracts to acquire any such interest, specifying the location of each such property and any improvements thereon ("Improvements"). The Company or a Subsidiary has good and transferable title to all such real properties, leases, Improvements, options and contracts and to all other properties reflected on the Company Balance Sheet or acquired by any of them after the date thereof (other than properties and assets sold or otherwise disposed of after the date thereof in the ordinary course of business), and each such property is held free and clear of (i) all leases, licenses and other rights to occupy or use such property and (ii) all Security Interests, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, except (with respect to all such properties) those set forth on Schedule 2.10 hereto or disclosed on the Company Balance Sheet. No financing statement or notice of any Security Interest with respect to any of the foregoing properties has been filed in any jurisdiction, and the Company has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement or notice, except as set forth on Schedule 2.10 hereto.

          (c) All Improvements and all machinery, equipment and other tangible property owned or used by or leased to the Company or any Subsidiaries are in good operating condition and in good repair (ordinary wear and tear excepted). Such tangible properties and all Improvements owned or leased by the Company or any Subsidiaries conform in all material respects with all applicable building, zoning, environmental and other land use laws, ordinances, rules and regulations and other Legal Requirements and such Improvements do not encroach in any respect on property of others. The present and contemplated use of such real property, Improvements and tangible property conforms in all respects with all applicable building, zoning, environmental and other land use laws, ordinances, rules and regulations and other Legal Requirements and all necessary occupancy and other certificates and permits for the occupancy and lawful use thereof have been issued and are presently in full force and effect. All notices of violations of Legal Requirements issued by any governmental entity having jurisdiction against or affecting any of such real property, Improvements or tangible property have been complied with. No use of such real property, Improvements or tangible property is dependent upon the continuance of a non-conforming use or a special permit or license.

          (d) (i) Except as set forth on Schedule 2.10, neither the Company nor any Subsidiary generates or otherwise owns or possesses, stores, treats, disposes of or transports any "hazardous substance", "hazardous material" or "hazardous waste" (as defined in or under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 USC Sec 9601, et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 USC Sec 6901, et seq.), the Toxic Substances Control Act, as amended (15 USC Sec 2601, et seq.), or the regulations promulgated thereunder or any other hazardous substance, material or waste (as defined in any health, safety or environmental protection law or the regulations promulgated thereunder) or has at any time generated or otherwise owned or possessed, stored, treated, disposed of or transported any such hazardous substance, material or waste. (ii) Except as set forth on Schedule 2.10, none of the real property owned or leased by the Company or any Subsidiaries has been contaminated by any such hazardous substance, material or waste or is or has been the site of any dump or sanitary landfill. (iii) Schedule 2.10 lists all permits, consents, approvals, licenses and other like instruments issued under environmental protection laws which are currently held by the Company and any Subsidiaries. (iv) The Company has provided Buyer with complete and correct copies of all environmental audits, assessments, reviews, correspondence with environmental regulators and like documents prepared within five years of the Closing Date in regard to the Company and any Subsidiaries.

          (e) All real property and Improvements have access to such public roads including, but not limited to, those owned roads and driveways presently in use and such utilities and other services as are necessary for the present and contemplated uses thereof.

          2.11 Inventories. The values at which inventories are carried on the Company Balance Sheet reflect the normal inventory valuation policies of the Company, and such values are in conformity with generally accepted accounting principles consistently applied. All inventories (constituting finished goods) reflected on the Company Balance Sheet or arising since the date thereof are free of defects in manufacture, are currently marketable and can reasonably be anticipated to be sold at normal mark-ups within 365 days after the date hereof in the ordinary course of business (subject to any reserve for obsolete, damaged, defective or excess inventory that is set forth on the Company Balance Sheet and as reflected on the books and accounts of the Company and any Subsidiaries), except for any raw material, work-in-process and spare parts inventory which inventory is good and usable.

          2.12 Accounts Receivable. All accounts receivable reflected on the Company Balance Sheet or arising since the date thereof (subject to any reserve for bad debts, sales returns and other sales adjustments that is reflected on the Company Balance Sheet and as reflected on the books and accounts of the Company and any Subsidiaries) are good and have been collected or are collectible on their respective due dates, without resort to litigation or extraordinary collection activity, but in no event more than 120 days after arising or the date thereof, and, except as set forth on Schedule 2.12 hereto, are subject to no defenses, set-offs or counterclaims other than normal cash discounts accrued in the ordinary course of business of the Company and any Subsidiaries. Except as set forth on Schedule 2.12 hereto, all accounts receivable reflected on the Company Balance Sheet are for product sold in the ordinary course of business.

          2.13 Intellectual Property; Technology. The Company and any Subsidiaries own or have valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, computer software, software programs, applications therefor, and license or other rights in respect thereof ("Intellectual Property"), used or held for use in connection with the business of the Company or any Subsidiaries, without any known conflict with the rights of others. Schedule 2.13 hereto contains a complete list of all Intellectual Property owned by or licensed to the Company or any Subsidiaries, and any licenses or other agreements relating thereto and, except as indicated on such Schedule, all such Intellectual Property has been duly registered and filed in and issued by, the United States Patent and Trademark Office, states of the United States or the corresponding offices of other jurisdictions except as otherwise stated in Schedule 2.13.
Except as set forth on Schedule 2.13 hereto, the Company or a Subsidiary is the sole and exclusive owner of the patents, copyrights and applications listed thereon and has the sole and exclusive right to use the trademarks and trade names listed thereon, in each case free and clear of any Security Interest and subject to no interference or other contest proceeding. Neither the Company or any Subsidiary has received any notice from any other person pertaining to or challenging the right of the Company or any Subsidiary to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used by or licensed to the Company or any Subsidiary ("Technology"). Neither the Company nor any Subsidiary has granted any outstanding licenses or other rights, and has no obligations to grant licenses or other rights, under, and no Seller has any rights in or to, any of the Intellectual Property or Technology owned or used by or licensed to the Company or any Subsidiary. No claims have been made by the Company or any Subsidiary of any violation or infringement by others of the rights of the Company or any Subsidiary with respect to any Intellectual Property or Technology of the Company or any Subsidiary, and neither the Company nor any Subsidiary knows of any basis for the making of any such claim. Neither the Company nor any Subsidiary has been notified that the Company has violated or infringed any Intellectual Property or Technology rights of others except as otherwise stated on Schedule 2.13.

          2.14 Insurance. All properties and assets of the Company and any Subsidiaries which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner customary for companies engaged in similar businesses or owning similar assets. Set forth on
Schedule 2.14 hereto is a list of all policies for such insurance and of all insurance policies held by the Company and any Subsidiaries insuring the title of the real property owned by the Company and any Subsidiaries and the Company previously has furnished to Buyer true and complete copies of all such policies. All such policies are in full force and effect and neither the Company nor any Subsidiary has received any notice of cancellation with respect thereto.

          2.15 Contracts; Etc. (a) As used in this Agreement, the term "Company Agreement" shall mean all mortgages, indentures, notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind (including all leases and other agreements referred to on Schedule 2.10 hereto) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound or affected. Set forth on Schedule 2.15 hereto is a complete and accurate list of (i) each Company Agreement which is material to the business, operations, assets, condition (financial or otherwise) or prospects of the Company and any Subsidiaries, taken as a whole, and (ii) without regard to materiality, each of the following Company Agreements:

               (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Company or any Subsidiary;

               (ii) any guaranty, direct or indirect, by the Company or any Subsidiary of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

               (iii) any Company Agreement made other than in the ordinary course of its business or providing for the grant of any preferential rights to purchase or lease any of its assets;

               (iv)  any Company Agreement relating to the
          capital stock or other securities of the Company or any Subsidiary;

               (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other companies;

               (vi) any collective bargaining agreement with any labor union;

               (vii) any lease or similar arrangement for the use by the Company of personal property involving payments of in excess of $50,000 per annum;

               (viii)  any Company Agreement to which any Insider
          (as defined in Section 10.10 hereof) is a party;

               (ix) any Company Agreement with a term in excess of one year or providing for aggregate payments to or by the Company or any Subsidiary in excess of $50,000 per annum;

               (x)  any Company Agreement containing non-
          competition or other limitations restricting the conduct of the business of the Company or any Subsidiary;

               (xi) any partnership, joint venture or similar agreement or agreement for the acquisition of any business;

               (xii) any Company Agreement that is a franchise or similar distributor agreement; and

               (xiii) any Company Agreement with any customer or vendor with minimum annual payments to the Company or any Subsidiary in excess of $100,000.

     True and complete copies of all written Company Agreements referred to on Schedule 2.15 and Schedule 2.10 hereto have heretofore been delivered or made available to Buyer, and the Company has provided Buyer with accurate and complete written summaries of all such Company Agreements which are unwritten.

          (b) Neither the Company nor any Subsidiary nor, to the best knowledge of the Company or any Seller, any other party thereto is in breach of or default under any material Company Agreement, no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Company Agreement or result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Company or any Subsidiary, no Company Agreement with any supplier is in excess of normal or expected requirements of the Company or any Subsidiary and prices provided therein were agreed to as the result of arms-length negotiations conducted in the ordinary course of business and no Company Agreement with any customer cannot be completed without a positive gross margin for the Company or any Subsidiary. There are no material unresolved disputes involving the Company or any Subsidiary under any Company Agreement.

          2.16 Labor Relations.

          (a) The Company and each Subsidiary has paid or made provision for the payment of all salaries and accrued wages and has complied in all respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate government authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees. There are no controversies pending or, to the best knowledge of the Company or any Seller, threatened between the Company or any Subsidiaries and any labor union or other collective bargaining unit representing any employees of the Company or any Subsidiaries.

          (b) (i) No union or other collective bargaining unit has been certified or recognized by the Company or any Subsidiaries as representing any of their respective employees and (ii) during the past five years, (A) no strike, work stoppage, slow-down or similar labor disruption has been recommended by any labor union or collective bargaining unit representing any employees of the Company or any Subsidiary, (B) nor has the membership of such union or unit voted on any call for a strike, work stoppage, slow-down or similar labor disruption and (C) nor has any strike, work stoppage, slow-down or similar labor disruption occurred with respect to such employees. Each employee of the Company or any Subsidiary who has access to Technology has executed a valid, binding and enforceable agreement to maintain such Technology in confidence.

          2.17 Employee Benefit Plans.

          (a) Set forth on Schedule 2.17 hereto is a true and complete list of:

               (i)  each employee pension benefit plan, as
          defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or any Subsidiary ("Pension Benefit Plan"); and

               (ii)  each employee welfare benefit plan, as
          defined in Section 3(1) of ERISA, maintained by the Company or any Subsidiary ("Welfare Benefit Plan").

     True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have heretofore been delivered or made available to Buyer together with, as applicable to each such ERISA Plan, trust agreements, summary plan descriptions, all Internal Revenue Service ("IRS") determination letters with respect to any Pension Benefit Plan intended to be qualified pursuant to
     Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, financial statements, IRS Forms 5500 and summary annual reports for the last three years.

          (b)  With respect to the ERISA Plans:

               (i)  there is no ERISA Plan which is a
          multiemployer plan as that term is defined in Section
          3(37) of ERISA ("Multiemployer Plan") other than those identified as such on Schedule 2.17;

               (ii)  no event has occurred or (to the best
          knowledge of the Company or any Seller) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA subjecting the Company or any Subsidiary to a civil penalty under
          Section 502(i) of ERISA or a tax imposed by Section
          4975 of the Code;

               (iii)  each ERISA Plan has operated since its
          inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Forms 5500 and predecessors thereof; and

               (iv) no ERISA Plan is liable for any federal, state, local or foreign taxes.

          (c) Each Pension Benefit Plan intended to be qualified under Section 401(a) of the Code:

               (i)  has been qualified, from its inception, under
          Section 401(a) of the Code, has received a favorable determination letter from the District Director of Internal Revenue, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

               (ii) has been operated, since its inception, in accordance with its terms and applicable law and there exists no fact which would adversely affect its qualified status;

               (iii) is not currently under investigation, audit or review by the IRS, or any other federal or state agency and (to the best knowledge of the Company or any Seller) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

          (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) of the Code:

               (i)  no liability to the Pension Benefit Guaranty
          Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Company or any Subsidiary since the effective date of ERISA;

               (ii) the PBGC has not notified the Company, any Subsidiary or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

               (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the best knowledge of the Company or any Seller) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA and no Pension Benefit Plan, or trust established thereunder or any trustee or administrator thereof has engaged, or as of the Closing Date will have engaged, in a "prohibited transaction" as defined in Section 4975 of the Code;

               (iv) no Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

               (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (1) no liability under Title IV of ERISA would be incurred by the Company or any Subsidiary and (2) all benefits accrued to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

          (e)  With respect to each Pension Benefit Plan,
     Schedule 2.17 contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

          (f) The aggregate of the amounts of Company or Subsidiary contributions to be paid or accrued under ERISA Plans is not expected to exceed $100,000 for the current fiscal year. To the extent required in accordance with generally accepted accounting principles, the Company Balance Sheet reflects in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company and any Subsidiaries under the ERISA Plans as of the date thereof and the Closing Date Balance Sheet will reflect all such amounts as of the Closing Date.

          (g) Each Welfare Benefit Plan intended to be qualified as a voluntary employees' beneficiary association under
     Section 501(c)(9) of the Code:

               (i) has been qualified from its inception under 501(c)(9) of the Code and has been issued a favorable determination letter by the IRS with respect to the qualification of each such Welfare Benefit Plan;

               (ii) is currently in compliance with applicable federal laws;

               (iii)  has been operated, in all material
          respects, in accordance with its terms and to the best knowledge of the Company or any Seller, no fact exists that would adversely affect its qualified status; and

               (iv) is not currently under investigation, audit or review by the IRS or any other federal or state agency and, to the best knowledge of the Company or any Seller, no such action is contemplated or under consideration and the IRS has not asserted that any trust established under a Welfare Benefit Plan is not exempt under Section 501(c)(9) of the Code.

          (h) With respect to any Multiemployer Plan (1) neither the Company nor any Subsidiary has, since December 31, 1994 made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 5205 of ERISA; (2) the aggregate withdrawal liability of the Company and any Subsidiaries under all Multiemployer Plans, computed as if a "complete withdrawal" by the Company and any Subsidiaries had occurred under each such Plan as of December 31, 1995 would not exceed $0.00 and (3) neither the Company nor any Subsidiary has received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

          2.18 Other Benefit and Compensation Plans or
               Arrangements and Company Policies.

          (a) Set forth on Schedule 2.18 hereto is a true and complete list of:

               (i) each stock purchase, option, stock ownership, deferred compensation, performance, bonus, incentive, expense reimbursement, vacation pay, holiday pay, hospitalization, major medical, disability, life, severance, retirement, excess benefit or other plan, trust, insurance, arrangement or standard policy with respect to employees which is not an ERISA Plan, whether written or oral, which the Company or any Subsidiary maintains or is required to make contributions to; and

               (ii)  each other agreement, arrangement,
          commitment and understanding of any kind, whether written or oral, with any current or former Key Employee pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement);

     True and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.18 ("Compensation Commitments"), and all employee or employment policy manuals relating to employees of the Company or any Subsidiary, have heretofore been delivered to Buyer together with, where prepared by or for the Company or any Subsidiary, any valuation, actuarial or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to Buyer with respect to any Compensation Commitment which is unwritten.

          (b)  Each Compensation Commitment:

               (i) has been operated, since its inception, in accordance with its terms;

               (ii) is not currently under investigation, audit or review by the IRS and (to the best knowledge of the Company or any Seller) no such action is contemplated or under consideration;

               (iii) has no liability for any federal, state, local or foreign taxes;

               (iv)  has no claims subject to dispute or
          litigation except as disclosed on Schedule 2.9;

               (v) has met all material applicable requirements, if any, of the Code;

               (vi) has operated since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code; and

               (vii) all benefits accrued are fully funded and there are no liabilities for pension benefit guaranty insurance premiums.

          2.19 Transactions with Insiders. Set forth on Schedule 2.15(viii) and Schedule 2.19 hereto is a complete and accurate list of and description of (i) all transactions between the Company, any Subsidiary or an ERISA Plan, on the one hand, and any Insider, on the other hand, that have occurred since December 31, 1994 (other than in accordance with a Compensation Commitment expressly disclosed on Schedule 2.18 hereto as in effect on the date hereof) and (ii) all interests of any Insider or any employee of the Company, any Subsidiary, any Seller or any of their respective Affiliates, in any Company Agreement or any property, real or personal, tangible or intangible (including, without limitation, Technology and Intellectual Property), used in or pertaining to the business of the Company or any Subsidiary, except for the normal rights of each Seller as a holder of Shares. On or before the Closing Date there shall have been contributed to the Company any interest that any Insider may have in any property or rights, tangible or intangible, used in the conduct of the business of the Company or any Subsidiary or necessary to achieve the financial results reflected in the Company Financial Statements other than any such property or rights specifically excepted from contribution on Schedule 2.19.

          2.20 Employees. Set forth on Schedule 2.20 hereto is a complete and accurate list of the Key Employees and other senior managerial employees of the Company and any Subsidiary and except as indicated therein, no such employee (i) has indicated to the Company, any Subsidiary or any Seller an intent to resign or (ii) is an officer, director or employee of any Seller or its Affiliates (other than the Company and any Subsidiaries). The Company has previously furnished to Buyer a correct and complete list of the officers of the Company and each Subsidiary and except as disclosed on Schedule 2.20, no such officer is an officer, director or employee of any Seller or its Affiliates (other than the Company and any Subsidiaries).

          2.21 Brokers. Neither the Company, nor any Subsidiary, nor any director, officer or employee thereof, nor any Seller, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

          2.22 Customers and Suppliers.  Schedule 2.22 sets forth
(i) the names and addresses of, and the gross sales of the Company and each Subsidiary for the fiscal year ended December 31, 1995 to, the ten largest customers of the Company and each Subsidiary (by dollar volume) in fiscal 1995; (ii) the names and addresses of the ten largest suppliers (by dollar volume) of products and services to the Company and each Subsidiary in fiscal 1995, indicating the products and services supplied, and existing contractual arrangements for continued supply from each such firm, and also indicating whether any such firm is a sole-source supplier to the Company or any Subsidiary. Except as otherwise indicated in Schedule 2.22, neither the Company nor any Seller knows of any termination, cancellation, limitation, modification or change in the business relationships of the Company or any Subsidiary with any supplier or customer listed therein, or of any pending or threatened dispute of any kind with any such supplier or customer.

          2.23 Warranty Claims.

          (a) Except as set forth on Schedule 2.23, as of the date specified, there are no pending claims against the Company or any Subsidiary under warranties, whether express or implied by the customers of the Company or any Subsidiary. Neither the Company nor any Subsidiary has given any guarantee or warranty or made any representation in respect of products or services sold or contracted to be sold by the Company or any Subsidiary except for warranties in the standard forms attached to Schedule 2.23 and (except as aforesaid) neither the Company nor any Subsidiary has accepted any liability or obligation to service, repair, maintain, take back or otherwise do or not do anything in respect of any products or services which would apply after any such products or services have been delivered by it.

          (b) To the best knowledge of the Company or any Seller, neither the Company nor any Subsidiary has manufactured, sold or supplied products or services which when sold were (subject to any reserve for warranty claims reflected on the Company Balance Sheet and as to be reflected on the Closing Date Balance Sheet) in any material respect faulty or defective or which do not comply in any material respect with any warranties or representations expressly or impliedly made by the Company or any Subsidiary or with all applicable regulations, standards and requirements in respect thereof.

          2.24 Powers of Attorney.  Except as disclosed on
Schedule 2.24, the Company and any Subsidiaries have no powers of attorney or comparable delegations of authority outstanding and neither the Sellers nor any Affiliate of any Seller (other than the Company and any Subsidiaries) nor any officer or director of any Seller or any such Affiliate has signature authority with respect to any bank or other similar institutional account of the Company or any Subsidiaries.

          2.25 Disclosure. Neither the Company nor any Seller has made any material misrepresentation to Buyer relating to this Agreement or the Shares and neither the Company nor any Seller has omitted to state to Buyer any material fact relating to this Agreement or the Shares which is necessary in order to make the information given by or on behalf of the Company or the Sellers to Buyer or its representatives at or prior to Closing not misleading or which if disclosed would reasonably affect the decision of a person considering an acquisition of the Shares on the terms provided herein. No fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect, which has not been disclosed in the Company Financial Statements or the Schedules to this Agreement exclusive of matters relating to the economy or the industry generally. Notwithstanding anything to the contrary in the foregoing, Buyer shall not be entitled to assert any claim based on projections or other forward looking information furnished by the Company or any Seller.

     3.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          Each Seller hereby represents and warrants to Buyer with respect to such Seller as follows:

          3.1 Ownership of Shares; Title. Such Seller is the owner of record and beneficially of the number and type of Shares set forth beside such Seller's name on Schedule 1.1 hereto, and the information set forth on Schedule 1.1 with respect to such Seller is accurate and complete. Such Seller has, and shall transfer to Buyer at the Closing, good and transferable title to the Shares shown as owned by such Seller on Schedule 1.1 hereto, free and clear of any and all Security Interests, proxies and voting or other agreements.

          3.2 Acquisition of Stock for Investment. Such Seller is aware that the Echlin Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Such Seller agrees that the Echlin Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of (i) without registration under the Securities Act, except pursuant to an exemption from such registration available under such Act and (ii) except in accordance with any applicable provisions of state securities laws. Such Seller agrees that Buyer may at its election affix a legend to any certificates evidencing such shares summarizing or identifying such restrictions.

     4.   REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to the Company and the Sellers as follows:

          4.1 Incorporation of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

          4.2 Power; Authorization; Consents. Buyer has the requisite corporate power to enter into this Agreement and perform its obligations hereunder. When approved by the Board of Directors of Buyer, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly authorized and no other corporate proceedings on the part of Buyer will be necessary to authorize and approve this Agreement and the transactions contemplated hereby and this Agreement will constitute a valid and binding obligation of, Buyer, enforceable against Buyer in accordance with its terms except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not:

               (i) contravene any provisions of the Certificate of Incorporation or By-Laws of Buyer;

               (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which Buyer is a party to or which Buyer or any of Buyer's property is subject;

               (iii)  violate or conflict with any Legal
          Requirements (as defined in Section 2.9 hereof) applicable to Buyer or any subsidiary of Buyer or any of their respective businesses or properties; or

               (iv) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority by or with respect to Buyer.

          4.3 Brokers. Neither Buyer, nor any Affiliate of Buyer, nor any director, officer or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

          4.4 Acquisition of Stock for Investment. Buyer is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares. Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of
(i) without registration under the Securities Act, except pursuant to an exemption from such registration available under such Act and (ii) except in accordance with any applicable provisions of state securities laws.

          4.5 Echlin Common Stock. The Echlin Common Stock to be issued and delivered to the Sellers pursuant to the provisions of this Agreement will on the Closing Date have been duly authorized, validly issued and outstanding, fully paid and non-assessable, and entitled to all rights granted to all shares of Echlin Inc. Common Stock $1 par value, including, without limitation, the right to vote in the election of Buyer's Board of Directors.

          4.6 Financial Statements. The financial statements of Buyer audited by Price Waterhouse, as at the close of business on August 31, 1995 and 1996, which have been furnished to the Sellers, present fairly, in all material respects, the financial condition on a consolidated basis of Buyer and its consolidated subsidiaries as of said dates, and said financial statements, including the related notes, show all known material liabilities of Buyer, direct or contingent, as of said dates.

          4.7 Disclosure. Buyer has not made any material misrepresentation to the Sellers relating to this Agreement or the Echlin Common Stock and Buyer has not omitted to state to Sellers any material fact relating to this Agreement or the Echlin Common Stock which is necessary in order to make the information given by or on behalf of Buyer to the Sellers at the date hereof or prior to Closing (including Buyer's filings under the Securities Exchange Act of 1934) not misleading or which if disclosed would reasonably affect the decision of a person considering an acquisition of the Echlin Common Stock on the terms provided for herein.

     5.   COVENANTS

          5.1 Access; Confidentiality. (a) Between the date hereof and the Closing Date, the Company will, and will cause each Subsidiary to (i) provide, to the officers and other authorized representatives of Buyer, full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Company and each Subsidiary and will cause their officers to furnish to Buyer and their authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of the Company and any Subsidiaries, including, without limitation, furnish to Buyer a list of all Permits owned or held by the Company and any Subsidiaries specifying the governmental authority or other person from whom such Permit has been obtained and setting forth any actions required to be taken by Buyer with respect to such Permits in connection with the consummation of the transactions contemplated hereby, and (ii) make available for inspection and copying by Buyer true and complete copies of any documents relating to the foregoing.

          (b) Buyer will hold in confidence and not use in any way other than conducting its assessment of the Company and cause all of Buyer's representatives and employees to hold in confidence and not use in any way other than conducting its assessment of the Company (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) and will not disclose the same to any third party except as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of Buyer. If this Agreement is terminated, Buyer will promptly return to the Company, upon the reasonable request of the Company, all Confidential Information furnished by the Company and held by Buyer, including all copies and summaries thereof. As used herein, "Confidential Information" shall mean all information concerning the Company and any Subsidiaries obtained by Buyer from the Company or its representatives in connection with the transactions contemplated by this Agreement except information (x) ascertainable or obtained from public information, (y) received from a third party not employed by or otherwise affiliated with the Company or any Subsidiary or (z) which is or becomes known to the public other than through a breach of this Agreement. Without limiting the foregoing, Buyer agrees to exercise the same degree of care in protecting Confidential Information as it uses in protecting Buyer's own proprietary information.

          5.2 Furnishing Information; Announcements. The Company will, as soon as practicable after reasonable request therefor, furnish to Buyer all the information concerning the Company and any Subsidiaries required for inclusion in any statement or application made by Buyer to any governmental or regulatory body in connection with the transactions contemplated by this Agreement. Neither the Company nor any Seller nor Buyer shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated hereby, without the prior consent of the other parties hereto, except as, in the reasonable judgment of the party determining to issue such press release or make such public statement, is otherwise required by law and upon prompt prior notice to the other parties hereto.

          5.3 Conduct of Business of the Company Prior to the Closing. The Company agrees that, during the period from the date hereof to the Closing the business and operations of the Company and any Subsidiaries shall be conducted only in the ordinary course of business and consistent with past practice, no change shall be made in the Articles or Certificate of Incorporation or By-Laws, as amended, of the Company or in the charters or by-laws of any Subsidiaries and, without limiting the generality of the foregoing, neither the Company nor any Subsidiary shall, without the prior written consent of Buyer, directly or indirectly:

          (a) (i) issue, grant or sell any shares of its capital stock or (ii) issue, grant or sell any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Company or any Subsidiary,
     (iii) enter into any agreement, commitment or understanding calling for any transaction referred to in clause (i) or
     (ii) of this paragraph (a) or (iv) make any other changes in its equity capital structure;

          (b) declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of the Company's capital stock, or, purchase, redeem or otherwise acquire, any shares of the Company's capital stock;

          (c) (including through its directors, officers, employees or advisors), solicit, initiate discussions concerning or encourage (including by way of furnishing any non-public information concerning the Company or any Subsidiary) any Acquisition Proposal (as defined below).
     The Company will notify Buyer promptly by telephone, and thereafter promptly confirm in writing, if any such information is requested from, or any Acquisition Proposal is received by, the Company and the terms thereof. As used in this Agreement, "Acquisition Proposal" shall mean any proposal or inquiry received by the Company for a merger or other business combination involving the Company or any Subsidiary or for the acquisition of, or the acquisition of a substantial equity interest in, a substantial portion of the assets of, the Company or any Subsidiary, other than the specific transactions with Buyer contemplated hereby;

          (d) make any capital expenditures (including expenditures for additions to plant, property and equipment) or appropriations or commitments with respect thereto; except (i) to the extent of the total dollar amounts and, to the extent indicated therein, as set forth on any budget previously furnished to Buyer and (ii) such additional expenditures, appropriations and commitments up to $50,000 as the Company may deem appropriate;

          (e) create, incur or assume any indebtedness for money borrowed including obligations in respect of capital leases other than (A) indebtedness under revolving credit, line of credit and other working capital loan agreements described on Schedule 2.7 hereto providing for borrowings in the ordinary course of business not exceeding any amount reflected on the Company Balance Sheet in the aggregate at any time outstanding and (B) intercompany loans and advances to or from any Subsidiary;

          (f) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise and whether due or to become due) which involve payments or commitments to make payments exceeding $50,000 in the aggregate, other than (A) liabilities or obligations incurred in the ordinary course of business and consistent with past practice, (B) the payment or discharge of obligations as contemplated by this Agreement and (C) scheduled repayments of current portions of and interest on long-term indebtedness, the estimated amounts of which payments (which in the case of interest payments on variable rate debt have been projected on the basis of rates currently in effect) have prior to the execution of this Agreement been disclosed by the Company to Buyer in a writing which specifically refers to this Section;

          (g) assume, endorse, guarantee or otherwise become liable or responsible for (whether directly, contingently or otherwise) any indebtedness for money borrowed or any other obligation of any other person; provided, however, that the Company and its Subsidiaries may endorse negotiable instruments in the ordinary course of business;

          (h) except for purchases of raw materials, components, inventory, supplies, equipment or services and sales of goods and services, in each case in the ordinary course of business, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, involving total payments to or by the Company and any Subsidiaries of, or involving the acquisition or disposition by the Company or any Subsidiary of property, assets or rights having a value in excess of $100,000 or change any warranty, product return or other business policy or practice;

          (i) (i) approve or put into effect any general increase in any compensation or benefits payable to any class or group of employees of the Company or any Subsidiary, (ii) grant to any Key Employee any increase in compensation, remuneration or benefits of any nature whatsoever, (iii) enter into any Compensation Commitments with any Key Employee, (iv) pay any bonus or other special compensation to any Key Employee (except pursuant to ERISA Plans and Compensation Commitments expressly disclosed on Schedules 2.17 and 2.18 hereto as in effect on the date hereof) or (v) adopt or amend in any material respect any ERISA Plan or any Compensation Commitment or, except in the ordinary course of business and consistent with past practice, any collective bargaining agreement;

          (j) change the accounting methods, principles or practices employed by the Company or any Subsidiary, except as required by generally accepted accounting principles;

          (k) enter into or approve any Company Agreement to which an Insider is a party; or

          (l) change any accounting principle or method or election for federal income tax purposes used by the Company or any Subsidiary.

The Company will use, and will cause each of its Subsidiaries to use, its best efforts to preserve its business organization intact, to keep available to itself (including following the Closing) the present services of its Key Employees; and to preserve for itself (including following the Closing) its current relationships with its suppliers, customers and others with whom business relationships exist; provided, however, that nothing shall permit the Company or any Subsidiary to take any action with respect to employees, suppliers or customers, which is inconsistent with any other provisions of this Agreement.

          5.4 Consents; Cooperation. (a) Subject to the terms and conditions hereof, the Company, the Sellers and Buyer will, and the Company will cause each Subsidiary to, use their respective best efforts at their own expense:

               (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for (A) the consummation of the transactions contemplated by this Agreement, (B) the ownership or leasing and operating after the Closing by the Company and each Subsidiary of all their material properties and (C) the conduct after the Closing by the Company and each Subsidiary of their respective businesses as conducted by such entities on the date hereof;

               (ii)  to defend, consistent with applicable
          principles and requirements of law, any lawsuit or other Legal Proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby and thereby whether prior to or after the Closing; and

               (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

          (b) To the extent permitted by law, Buyer, the Sellers and the Company will supply each other with copies of all correspondence, filings or written communications between Buyer, the Sellers, the Company or any Subsidiary or their respective representatives and any governmental authority or members of their respective staffs with respect to this Agreement and the transactions contemplated hereby.

          5.5 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use it best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing, any further action is required of the Company necessary or desirable to carry out the purposes of this Agreement, Buyer shall cause the proper officers of the Company to take all such necessary action.

          5.6 Interim Financial Statements. Promptly when available after the end of each fiscal month after the date hereof, the Company will deliver to Buyer an unaudited consolidated balance sheet and the related statement of income of the Company and any Subsidiaries.

          5.7 Notification of Certain Matters. Between the date hereof and the Closing,

          (a) the Company (and the Sellers with respect to clauses (i), (ii) and (iii) below) will give prompt notice in writing to Buyer of: (i) any information that indicates that any representation and warranty contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article 6 hereof, (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Company Agreement which default would have a Material Adverse Effect. The Company will (x) promptly advise Buyer of any event that has a Material Adverse Effect, (y) confer on a regular and frequent basis with one or more designated representatives of Buyer to report operational matters and to report the general status of on-going operations, and (z) notify Buyer of any emergency or other change in the normal course of business or in the operation of the properties of the Company or any Subsidiary and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of the Company or any Subsidiary, and will keep Buyer fully informed of such events and permit Buyer's representatives access to all materials prepared in connection therewith (except insofar as the Company is advised by counsel that such disclosure could prejudice the Company's position, such as by waiving attorney-client privileges).

          (b) Each Seller shall give prompt notice to Buyer of any notice or other communication from any third person asserting any right, title or interest in any of the Shares held by such Seller (including, without limitation, any threat to commence, or notice of the commencement of, any action or other proceeding with respect to the Shares) or the occurrence of any other event of which such Seller has knowledge which will result, or has a reasonable prospect of resulting, in any failure to consummate the transaction as contemplated hereby.

          5.8  Assurance by Sellers.  Prior to the Closing, the
Sellers shall cause the Company and any Subsidiaries to comply with their respective covenants set forth in this Agreement.

          5.9 Release of Third Party Guarantees. Buyer shall cause the Sellers and their affiliates to be released as of the Closing Date from any guarantees and letters of credit issued in connection with the business and affairs of the Company or any Subsidiaries.

          5.10 Covenant Not To Compete. (a) In furtherance of the sale to Buyer of the Shares and the business represented thereby, for a period of seven years following the Closing Date, no Seller who prior to the Closing Date has been actively engaged in the business as a full-time employee of the Company or any Subsidiary shall, directly or indirectly, through equity ownership or otherwise, for himself, itself or any other person, anywhere in the United States, Mexico or Canada.

               (i)  compete with the Company, Buyer or any
          subsidiary of Buyer, in the business of the Company (i.e., manufacture or sale of aftermarket brake rotors and drums) as conducted as of the Closing Date; provided, however, that nothing herein shall be construed to prevent any Seller from owning, as an investment, up to 1% of a class of equity securities issued by any competitor of the Company, Buyer or any subsidiary of Buyer, engaged in the business of the Company as conducted as of the Closing Date, that is publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.

               (ii) communicate with or contact any customers of the Company, Buyer or any subsidiary of Buyer for the purpose of soliciting such customers to purchase any goods, products or services of the type being manufactured, offered or sold by the Company as of the Closing Date.

               (iii) contact any employee of the Company, Buyer or any subsidiary of Buyer, engaged in the manufacture or sale of any goods, products or services of the type being manufactured, offered or sold by the Company as of the Closing Date for the purpose of soliciting, hiring, attempting to hire or in any manner attempting to induce any such employee to leave the Company, Buyer or any subsidiary of Buyer.

               (iv) use or disclose to others any trade secrets or other confidential information relating to the Company, Buyer or any subsidiary of Buyer and the business conducted thereby, including the names, addresses and any other information relating to the aforesaid customers and employees and confirms that such information shall constitute exclusive property of the Company, Buyer or any subsidiary of Buyer and agrees that any such property shall not be used by the Sellers or disclosed to other persons or business enterprises.

          (b) The parties intend that the covenant contained in the preceding sentences shall be construed as a series of separate covenants, one for each county and city included within each state and, except for geographic coverage, each such separate covenant shall be deemed identical. The parties agree that the covenants deemed included in this
     Section 5.10 are, taken as a whole, reasonable in their geographic scope and their duration and no party shall raise any issue of the reasonableness of the scope or duration of the covenants in any proceeding to enforce any such covenants. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this paragraph, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          5.11 Certain Receivables. At or prior to Closing, the Sellers will cause (i) a "Loan receivable - related entities" in the amount of approximately $90,000, to be satisfied by transferring to the Company, in exchange therefor, tooling of a value equal to the amount of such receivable, and (ii) any balance of "Loan receivable - related entities" to be reduced to a promissory note in a principal amount not to exceed $135,000, providing for payment to the Company in no more than in four equal annual installments until paid in full.

          5.12 Real Property Matters. Prior to the Closing Date, Buyer shall be furnished with a certification of title issued by counsel for the Company and the Sellers with respect to any real property owned by the Company or any Subsidiary on Schedule 2.10 hereto, including any owned operating facilities to be acquired from affiliated companies, containing no exceptions to title other than exceptions (i) set forth on Schedule 2.10 hereto or
(ii) which, individually or in the aggregate, do not impair the value, or interfere with the present use, of such property. The Company shall furnish a current survey of any owned real property certified to Buyer, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Survey").
 The Survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.

          5.13 Certain Payments. The Company and any Subsidiary shall not be liable for, and the Sellers shall hold the Company and any Subsidiary harmless from, any liabilities or obligations of any person to make payments to any former shareholders of the Company or any Subsidiary (including any predecessors thereof), including, without limitation, with respect to the cancellation of their shares pursuant to any merger, reorganization or other corporate transaction, and the Sellers shall pay, or cause to be paid, all such amounts promptly upon written notice from Buyer or the Company, provided, however that the foregoing is not intended to limit the payment by the Company of any liabilities or obligations to the extent reflected on the Closing Date Balance Sheet.

          5.14 Securities Act Registration.  The Echlin Common
Stock shall be registered under the Securities Act as follows:

          (a) Promptly after the Closing Date, Buyer shall file with the Securities and Exchange Commission (the "SEC") under the Securities Act, on an appropriate form as Buyer in its sole discretion shall determine, a registration statement under Section 5 of the Securities Act (the "Registration Statement") for an offering to be made on a continuous or delayed basis covering the offer and sale of the Echlin Common Stock by the Sellers. Buyer agrees to use its best efforts to cause the Registration Statement and any necessary state filings which Buyer shall prepare to become effective and to remain effective until the completion of the distribution of the Echlin Common Stock, but in no event later than the second anniversary of the Closing Date (the "Registration Period").

          (b) Buyer shall pay all expenses (including the federal and any state registration fee) incurred by Buyer in connection with the preparation and execution of the Registration Statement referred to in this Section 5.14 including, without limitation, furnishing prospectuses to the Sellers in such quantities as they may reasonably request; provided, however, that Buyer shall not be obligated to pay any underwriting or brokerage commissions, discounts or fees relating to any sale of the Echlin Common Stock or the fees and expenses of any counsel of any of such Sellers.

          (c) Buyer shall indemnify and hold harmless the Sellers against any and all losses, liabilities, claims, damages and expenses and reasonable counsel fees which arise out of or are based upon any allegedly untrue statement or alleged omission to state a material fact in connection with the Registration Statement or any prospectus relating thereto; provided however, Buyer will not be liable to any Seller in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission to state a material fact made in the Registration Statement or any prospectus relating thereto or in any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Seller for use in the preparation thereof. The Sellers shall cooperate with Buyer in the preparation and filing of the Registration Statement, amendment or supplement required hereunder and shall furnish Buyer such information as may be needed from them in connection with such filing and registration and each Seller shall indemnify and save harmless Buyer, its directors, officers and agents from any and all losses, liabilities, claims, damages and expenses and reasonable counsel fees which arise out of or are based upon any untrue statement or omission to state a material fact in connection with such filing and registration, if and to the extent such untrue statement or omission is made in reliance upon and in conformity with the information furnished in writing by such Seller for use in the preparation of the Registration Statement or any prospectus relating thereto.

          (d) In the event Buyer shall furnish the Sellers written notice stating that, in the good faith judgment of counsel for Buyer, the sale or transfer of the Echlin Common Stock pursuant to the Registration Statement would, at such time, require the disclosure of material information that Buyer has a bona fide business purpose for preserving as confidential the Sellers shall suspend sales of Echlin Common Stock under the Registration Statement for a reasonable period until Buyer determines that such confidential information may be disclosed; provided, however, that in no event shall any such suspension exceed 60 days in the aggregate during any 12 month period. Each of the Sellers agrees to keep confidential any notification by Buyer to such Seller pursuant to this Section 5.14.

          (e) Upon the effectiveness of the Registration Statement (and any required State registrations), evidence of the effectiveness of which Buyer agrees to furnish to the Sellers, and the issuance of post acquisition financials in accordance with Section 5.15 hereof, Buyer agrees to the removal of any legend affixed to any certificates evidencing shares of Echlin Common Stock.

          5.15 Post Acquisition Financials. Buyer shall promptly issue financial results for the first calendar month ending after the Effective Date which covers at least 30 days of post Effective Date operations combining the Company's financial results with those of Buyer. Such results shall be included in SEC Form 8-K or other appropriate SEC form, which shall be promptly filed by Buyer with the SEC after such combined results become available (but in any event within 30 days after the end of December 1996, such first month of combined operations). Notwithstanding anything herein to the contrary, the Sellers shall not dispose of any Echlin Common Stock acquired pursuant to this Agreement until after such filing; provided, however, that such restriction shall cease to be applicable at such time as any affiliate (as defined under the Securities Act) of Echlin disposes of Echlin Common Stock after the Effective Date.

          5.16 Post Acquisition Insurance Coverage. Buyer agrees that for a period of at least one year after the Closing Date it will maintain or cause the Company to maintain insurance coverage for the Company similar to the coverage currently maintained by the Company.

          5.17 Employment Agreements. On the Closing Date, Buyer and each of Messrs. Martin C. Haas and B. J. Lechner shall enter into an employment agreement in form approved by Buyer and each such individual.

          5.18 Inserts. Certain foundry tooling inserts ("inserts") used in the manufacture of castings for the Company, consisting of pattern inserts and core box inserts (when applicable), are the property of AlliedSignal. In some cases, the Company maintains duplicate inserts which are the property of the Company. In other cases, comparable foundry tooling is owned by Echlin and its affiliates. The Sellers, jointly and severally, agree that, in the event AlliedSignal should restrict the Company from using its inserts to make products for other customers, and provided that neither the Company nor Echlin has comparable foundry tooling for making products, then the Sellers, at their sole cost and expense, shall provide the Company with comparable inserts capable of manufacturing the products. If the Company incurs any cost or expense in connection with any default by the Sellers hereunder, the Company shall be entitled to indemnification by recourse to the following: (i) setoff against compensation owed to the Sellers pursuant to their respective Employment Agreements, then (ii) recourse against the Escrow Account. The covenants of the Sellers hereunder shall continue until November 30, 1997.

     6.   CONDITIONS TO THE OBLIGATIONS OF BUYER TO EFFECT THE
          CLOSING

          The obligations of Buyer required to be performed by it at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by Buyer as provided herein except as otherwise required by applicable law:

          6.1 Representations and Warranties; Agreements; Covenants. Each of the representations and warranties of the Company and the Sellers contained in this Agreement shall be true and correct as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all material respects as of the Closing. Each of the obligations of the Company and the Sellers required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, Buyer shall have received a certificate, dated the Closing Date and duly executed by an officer of the Company and the Agent Seller, on behalf of the Sellers, to the effect that the conditions set forth in the preceding two sentences have been satisfied and that no event has occurred between the date of this Agreement and the Closing Date that has a Material Adverse Effect.

          6.2 Authorization; Consents. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Company and by Buyer's Board of Directors. Any filings required to be made in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including any extensions thereof, shall have expired or been terminated. All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby and all consents or waivers which, either individually or in the aggregate, if not made or obtained, would have a Material Adverse Effect shall have been made or obtained.

          6.3 Opinions of the Company's and the Sellers' Counsel. Buyer shall have been furnished with the opinion of counsel for the Company and the Sellers, dated the Closing Date, in form and substance satisfactory to Buyer, to the effect set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.9 (to the best of such counsel's knowledge, after investigation described in such opinion) and 3.1 (as to record ownership only) hereof. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company and by government officials and upon such other documents and data as such counsel deem appropriate as a basis for their opinions. Such counsel may specify the jurisdiction or jurisdictions in which they are admitted to practice, that they are not admitted to the Bar in any other jurisdiction or experts in the law of any other jurisdiction and that such opinions are limited to the law of the jurisdiction or jurisdictions in which they are admitted to practice, the corporate law of the jurisdiction in which the Company is incorporated, if different, and federal laws.

          6.4 Waiting Periods. Any waiting periods (and any extensions thereof) required by applicable law shall have expired or otherwise been terminated and any other required authorizations, consents and approvals of governments and governmental agencies shall have been received.

          6.5 Absence of Litigation. No order, stay, injunction or decree of any court of competent jurisdiction shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any material limitation on the ability of Buyer effectively to exercise full rights of ownership of the Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending) seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking material damages in connection therewith which Buyer, in good faith and with the advice of counsel, believes makes it undesirable or impractical to proceed with the consummation of the transactions contemplated hereby.

          6.6 Resignations. Buyer shall have received a letter, dated the Closing Date, from each member of the Boards of Directors of the Company and any Subsidiaries and from each of their officers stating that such director or officer resigns such position effective at the consummation of the Closing and releasing the Company and such Subsidiaries from any claims that such director or officer may have against the Company and its Subsidiaries as a result of his services as a director or as an officer other than rights of indemnification by reason of service as a director, officer or employee pursuant to corporate law of the Company's jurisdiction of incorporation or the Certificate of Incorporation or By-Laws of the Company or any Subsidiary.

          6.7 Environmental. The Company shall have furnished Buyer with evidence satisfactory to Buyer that the applicable environmental protection authorities shall have approved negative declarations or cleanup plans relating to the real properties or with such other evidence of environmental compliance satisfactory to Buyer as Buyer may reasonably request.

          6.8 The Company's Schedules. The Company's Schedules to this Agreement, any supplements thereto, or Buyer's due diligence investigation shall disclose facts which would or may reasonably be expected to have a Material Adverse Effect on the business, properties, earnings or the assets of the Company or the ownership or value thereof and after written notice thereof the Company shall fail to furnish assurance reasonably satisfactory to Buyer that such matters will not have a Material Adverse Effect in any of such manners.

          6.9 Employment Agreements. On the Closing Date, Buyer and each of Messrs. Martin C. Haas and B. J. Lechner shall enter into an employment agreement substantially in the form heretofore approved by Buyer and each such individual.

          6.10 Certificates and Escrow Agreement. The Sellers shall have furnished Buyer with an executed Escrow Agreement and such certificates of officers and others as Buyer may reasonably request to evidence compliance with the conditions set forth in this Agreement, including, without limitation, a certificate setting forth any amount declared, set aside or paid since December 31, 1995, as a dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of the Company's capital stock, or, to purchase, redeem or otherwise acquire, any shares of the Company's capital stock.

          6.11 Satisfactory Market Conditions. There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, which suspension or limitation shall continue for three or more consecutive trading days, (ii) any decline in either the Dow Jones Industrial Average or the Standard and Poor's Index of Industrial Companies by an amount in excess of 15%, measured from the date of this Agreement, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) any limitation (whether or not mandatory) by any government or governmental authority or agency, domestic or foreign, on, or other event that might materially affect, the extension of credit by banks or other lending institutions, (v) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which would reasonably be expected to have a material adverse impact on the capital markets of the United States, or (vi) in the case of any of the foregoing existing on the date of this Agreement, a material acceleration or worsening thereof.

          6.12 Supply Agreement and Stock Option Agreement. On the Closing Date, a four year supply agreement shall have been entered into between the Company and Iroquois Foundry Systems, Inc., an affiliate of the Company, in form and substance satisfactory to Buyer, for the continued supply of castings to the Company at prices and upon terms no less favorable that those extended to the Company during the six months prior to the date of the Closing together with an option to purchase all of the stock of Iroquois Foundry Systems, Inc. at the price and upon the terms set forth in such stock option agreement.

          6.13 Customer Status. Schedule 6.13 hereto sets forth a true and accurate summary of the current status of the supply arrangement between AlliedSignal and the Company (including issues applicable to funding for equipment and existing claims between the parties with appropriate indemnification from the Sellers), which status shall be satisfactory to Buyer.

     7.   CONDITIONS TO THE OBLIGATIONS OF THE SELLERS TO EFFECT
          THE CLOSING

          The obligations of the Sellers required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Sellers as provided herein except as otherwise required by applicable law:

          7.1 Representations and Warranties; Agreements. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all material respects as of the Closing. Each of the obligations of Buyer required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, the Sellers shall have received a certificate, dated the Closing Date and duly executed by an officer of Buyer, to the effect that the conditions set forth in the preceding two sentences have been satisfied.

          7.2 Authorization of the Agreement; Consents. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Buyer. Any filings required to be made in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing (including any extensions thereof) shall have expired or been terminated.

          7.3 Opinions of Buyer's Counsel. The Sellers shall have been furnished with the opinion of counsel of Buyer, dated the Closing Date, in form and substance satisfactory to the Company, to the effect set forth in Sections 4.1, 4.2 and 4.5 hereof. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of Buyer and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for his opinion. Such counsel may specify the state or states in which he is admitted to practice, that he is not admitted to the Bar in any other state or expert in the law of any other state and that such opinions are limited to the law of the jurisdiction or jurisdictions in which he is admitted to practice, the corporate law of the jurisdiction in which, Buyer is incorporated, if different, and federal laws.

          7.4 Waiting Periods. Any waiting periods (and any extensions thereof) required by applicable law shall have expired or otherwise been terminated and any other required authorizations, consents and approvals of governments and governmental agencies shall have been received.

          7.5 Absence of Litigation. No order, stay, induction or decree shall have been issued by any court and be in effect restraining or prohibiting the consummation of the transactions contemplated hereby. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending) seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking material damages in connection therewith which the Sellers, in good faith and with the advice of counsel, believe makes it undesirable or impractical to proceed with the consummation of the transactions contemplated hereby.

          7.6 Employment Agreements. On the Closing Date, Buyer and each of Messrs. Martin C. Haas and B. J. Lechner shall enter into an employment agreement substantially in the form heretofore approved by Buyer and each such individual.

          7.7 Certificates and Escrow Agreement. Buyer shall have furnished the Sellers with an executed Escrow Agreement and such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by the Sellers.

          7.8 Satisfactory Market Conditions. There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, which suspension or limitation shall continue for three or more consecutive trading days, (ii) any increase in either the Dow Jones Industrial Average or the Standard and Poor's Index of Industrial Companies by an amount in excess of 15%, measured from the date of this Agreement, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) any limitation (whether or not mandatory) by any government or governmental authority or agency, domestic or foreign, on, or other event that might materially affect, the extension of credit by banks or other lending institutions, (v) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which would reasonably be expected to have a material adverse impact on the capital markets of the United States, or (vi) in the case of any of the foregoing existing on the date of this Agreement, a material acceleration or worsening thereof.

     8.   TERMINATION

          8.1 Termination. This Agreement may be terminated prior to the Closing:

               (i)  by mutual consent of Buyer and the Sellers;

               (ii)  by Buyer or the Sellers, if the Closing
          shall not have taken place on or prior to December 31, 1996, or such later date as shall have been approved by Buyer and the Sellers;

               (iii) by Buyer or the Sellers if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable or, if this Agreement and the transactions contemplated hereby have not been approved by the Board of Directors of Buyer;

               (iv) by Buyer, if there has been any violation or breach by the Company or any Seller of any representation, warranty, covenant or obligation contained in this Agreement or by reason of the failure of any condition precedent under Section 6 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, covenant or obligation contained in this Agreement) and such violation, breach or failure has not been waived by Buyer or been cured by the Company or the Sellers on or prior to the Closing Date; or

               (v) by the Sellers, if there has been a violation or breach by Buyer of any representation, warranty, covenant or obligation contained in this Agreement or by reason of the failure of any condition precedent under Section 7 hereof (unless the failure results primarily from the Company or any Seller themselves breaching any representation, warranty, covenant or obligation contained in this Agreement) and such violation, breach or failure has not been waived by the Sellers or been cured by Buyer on or prior to the Closing Date.

If Buyer or the Sellers shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other parties specifying the provision hereof pursuant to which such termination is made.

          8.2 Effect of Termination. Except for the obligations contained in Section 5.1(b) and 10.1 hereof, upon the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants, stockholders or principals shall have any liability or obligation hereunder with respect thereto.

     9.   SURVIVAL AND INDEMNIFICATION

          9.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement, or in any Schedule, certificate, document or statement delivered pursuant hereto, shall survive and shall be deemed to have been relied upon and shall not be affected in any respect by the Closing, any investigation conducted by any party hereto or by any information which any party may receive. Notwithstanding the foregoing, the representations and warranties contained in Articles 2 and 4 of this Agreement shall terminate at the close of business on November 30, 1997; provided, however, that such representations and warranties, and the liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice prior to such termination date.

          9.2 Indemnification. Subject to the terms and conditions set forth herein, the parties shall indemnify each other as set forth below:

          (a) The Sellers, jointly and severably, shall (i) indemnify and hold harmless Buyer and each of its directors, officers, employees, advisors and Affiliates (including, without limitation, the Company) from and against any and all losses, damages, liabilities and claims arising out of, based upon or resulting from any inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty of the Company or the Sellers which is contained in or made pursuant to this Agreement or any breach by the Company or the Sellers of any of their respective obligations contained in or made pursuant to this Agreement and (ii) reimburse Buyer and each of its directors, officers, employees, advisors and Affiliates from and against any and all Legal Expenses (as defined below)) provided, however, that Buyer and its directors, officers, employees, advisors and Affiliates shall be entitled to indemnification pursuant to this Section 9.2 only if the aggregate gross amount of all amounts paid and all other damages and losses of any kind suffered by such persons exceeds $50,000 (at which point all such amounts, damages and losses, excluding such initial $50,000, shall be available for indemnification); provided, however, that the foregoing limitation shall not apply to any amounts paid and any other damages and losses suffered arising out of, based upon or resulting from (x) any breach of a representation or warranty set forth in Sections 2.4 (insofar as such Section deals with the due authorization and validity of this Agreement), 2.21 or 3.1 hereof or (y) any breach, failure or non-fulfillment of any covenant or agreement of the Sellers to pay, satisfy, discharge or perform any of their liabilities, commitments and obligations set forth in any provision of this Agreement, including, without limitation, the obligation to deliver the Shares, all of which amounts, damages and losses shall be indemnified dollar-for-dollar following the incurrence thereof and shall not, if so indemnified, reduce the then applicable balance of such $50,000. Notwithstanding the foregoing any liability of each Seller (excluding any such Seller's obligations under Sections 1.3, 2.21, 3.1, 5.10, 5.13 and 10.1 hereof) shall be limited to his allocable portion of the Escrow Account. As used herein, "Legal Expenses" of a person shall mean any and all fees, costs and expenses of any kind reasonably incurred by such person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to, any threatened or asserted claim. A Seller's "allocable portion" of the Escrow Account shall be that percentage of the Escrow Account specified opposite such Seller's signature on the Escrow Account.

          (b) Buyer shall (i) indemnify and hold harmless the Sellers from any and all losses, damages, liabilities and claims arising out of, based upon or resulting from any inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty of Buyer which is contained in or made pursuant to this Agreement or any breach by Buyer of any of its obligations contained in or made pursuant to this Agreement and (ii) reimburse the Sellers for any and all Legal Expenses; provided, however, that the Sellers and their respective directors, officers, employees, advisors and Affiliates shall be entitled to indemnification pursuant to this Section 9.2 only if the aggregate gross amount of all amounts paid and all other damages and losses of any kind suffered by such persons exceeds $50,000 (at which point all such amounts, damages and losses, excluding such initial $50,000, shall be available for indemnification); provided, however, that the foregoing limitation shall not apply to any amounts paid and any other damages and losses suffered arising out of, based upon or resulting from (x) any breach of a representation or warranty set forth in Sections 4.1, 4.2 (insofar as such Section deals with the due authorization and validity of this Agreement), 4.3 or 4.5 hereof or (y) any breach, failure or non-fulfillment of any covenant or agreement of Buyer to pay, satisfy, discharge or perform any of its liabilities, commitments and obligations set forth in any provision of this Agreement, including, without limitation, the obligation to deliver the Echlin Common Stock, all of which amounts, damages and losses shall be indemnified dollar-for-dollar following the incurrence thereof and shall not, if so indemnified, reduce the then applicable balance of such $50,000. Notwithstanding the foregoing, any liability of Buyer shall be limited to an amount equal to 10% of the aggregate value of the shares of Echlin Common Stock delivered to the Sellers under this Agreement (excluding Buyer's obligations under Sections 1.3, 4.3, 4.5, 5.9, 5.14, 5.15, 5.16 and 10.1 hereof).

          (c) The amount of any damages shall be reduced by any amount received by an indemnified party (as defined) with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor. The indemnified party shall use its best efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If an indemnified party receives an amount under insurance coverage or from such other party with respect to such damages at any time subsequent to any indemnification provided by an indemnifying party (as defined) pursuant to this Article 9 then such indemnified party shall promptly reimburse an indemnifying party for any payment made or expense incurred by the indemnifying party in connection with providing such indemnification up to such amount received by the indemnified party but net of any expense incurred by such indemnified party in collecting such amount.

          (d) Promptly but in any event within 15 days after receipt by any person entitled to indemnification under this
     Section 9.2 (an "indemnified party") of notice of the commencement of any action in respect of which the indemnified party will seek indemnification hereunder, the indemnified party shall notify each person that is obligated to provide such indemnification (an "indemnifying party") thereof in writing but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party unless (and then solely to the extent) the indemnifying party is damaged.
     The indemnifying party shall be entitled to participate in the defense of such action and, provided that within 15 days after receipt of such written notice the indemnifying party confirms in writing its responsibility therefor and reasonably demonstrates that it will be able to pay the full amount of potential liability in connection with any such claim, to assume control of such defense with counsel reasonably satisfactory to such indemnified party; provided, however, that:

               (i) the indemnified party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

               (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party;

               (iii) no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such claim; and

               (iv) the indemnifying party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the indemnified party shall be entitled to have sole control over, the defense or settlement of (A) any claim to the extent the claim seeks an order, injunction or other equitable relief against the indemnified party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the indemnified party or (B) any claim relating to Taxes.

     After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such action, the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison counsel for the indemnified party. If the indemnifying party does not assume control of the defense of such claim as Provided in this Section 9.2(c), the indemnified party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this
     Section 9.2. The reimbursement of fees, costs and expenses required by this Section 9.2 shall be made by periodic payments during the course of the investigations or defense, as and when bills are received or expenses incurred.

          (e) In the event that the indemnifying party shall be obligated to indemnify the indemnified party pursuant to this Article 9, the indemnifying party shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnified party with respect to the claims to which such indemnification relates.

          (f) In determining a party's obligation to indemnify pursuant to this Section 9.2, all references in this Agreement or in any certificates delivered in connection herewith to the terms "material", "materiality" or variants thereof, or to the phrase "to the knowledge of", or variants thereof, shall be disregarded for the purpose of determining any misrepresentation, breach of warranty or non-fulfillment of any covenant.

          (g) The indemnification provided for in this Article 9 shall be the exclusive remedy in respect of any misrepresentation, breach or default as to any obligation contained in this Agreement and no claim or cause of action with respect thereto shall be enforceable unless made in accordance with the procedures, and within the time periods, set forth in this Article 9; provided, however, that the foregoing limitation shall not apply to the Sellers' obligations under Sections 1.3, 2.21, 3.1, 5.10, 5.13 or
     10.1 hereof nor to the obligations of Buyer under Sections 1.3, 4.3, 4.5, 5.9, 5.14, 5.15, 5.16 or 10.1 hereof;
     provided, however, that notwithstanding any other provision in this Agreement to the contrary, no Seller shall have any liability for the breach of any other Seller's obligations under Sections 3.1 or 5.10 hereof

          (h) All indemnification or reimbursement payments required pursuant to this Agreement shall be made net of all tax and insurance benefits received or reasonably eligible for receipt by the party to be indemnified or reimbursed.

     10.  MISCELLANEOUS

          10.1 Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

          10.2 Headings. The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the Provisions hereof.

          10.3 Notices. All notices or other communications required or Permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand (including by courier), mailed by registered or certified mail, postage prepaid (return receipt requested), or sent by facsimile, as follows:

          If to the Company:

               Iroquois Tool Systems, Inc.
               101 Loomis Street
               North East, PA  16428
               Attention:  President
               Telephone:  814-725-8726
               Facsimile:  814-725-5805

          If to the Sellers, to Agent Seller:

               Mr. Martin C. Haas
               Iroquois Tool Systems, Inc.
               101 Loomis Street
               North East, PA  16428
               Telephone:  814-725-8726
               Facsimile:  814-725-5805


          If to the Company or the Sellers copy to:

               Robert G. Dwyer, Esq.
               Knox McLaughlin Gornall & Sennett, PC
               120 West Tenth Street
               Erie, PA  16501-1461
               Telephone:  814-459-2800
               Facsimile:  814-453-4530

          If to Buyer:

               Echlin Inc.
               100 Double Beach Road
               Branford, CT 06405
               Attention:  Secretary
               Telephone:  (203) 481-5751
               Facsimile:  (203) 481-6485

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three days after the date so mailed or if by facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

          10.4 Assignments. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and the provisions of Article 9 and Section
10.13 hereof shall inure to the benefit of the indemnified parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, except that this Agreement and such rights, interests and obligations may be assigned by Buyer to an Affiliate (provided that Buyer is not relieved of its liability hereunder).

          10.5 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) embodies the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein.

          10.6 Modifications, Amendments and Waivers. At any time prior to the Closing, to the extent permitted by law, (i) Buyer and the Sellers may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof.

          10.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          10.8 Governing Law. This Agreement shall be governed by the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

          10.9 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

          10.10 Certain Definitions.  For purposes of this
Agreement:

          (a) an "Affiliate" of a specified person is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified;

          (b) "Associate" used to indicate a relationship with any person means (A) any corporation, partnership, joint venture or other entity of which such person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of 10% or more of
     (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise, and
     (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

          (c) "best efforts" shall be deemed to not include any obligation on the part of any person to undertake any liabilities or perform any acts (except liabilities or performance, other than any best efforts obligations, expressly required to be undertaken by the terms of this Agreement) which are materially burdensome to such person; provided, however, that notwithstanding the foregoing, the term "best efforts" shall include an obligation to take such actions which are normally incident to or reasonably foreseeable in connection with such obligation or the transactions contemplated hereby;

          (d) "Insider" shall mean any Seller; any director or officer of the Company, any Subsidiary or any Seller; and any Affiliate, Associate or Relative of any of the foregoing persons;

          (e) "knowledge" shall mean the knowledge of a person
     (or of its executive officers if a corporation) after having made due investigation or inquiry of the appropriate employees or other persons having responsibility for such matter or having access to such information;

          (f) "Material Adverse Effect" shall mean any change in, or effect on, the Company or any Subsidiary (including the business thereof) which is, or with reasonable likelihood will be, materially adverse to the business, operations, assets, condition (financial or otherwise) or prospects of the Company and any Subsidiaries or the ownership or value thereof, taken as a whole;

          (g) "person" shall mean and include an individual, corporation, partnership, joint venture, association, trust, any other unincorporated organization or entity and a governmental entity or any department or agency thereto;

          (h) a "Relative" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person;

          (i) "Shares" shall mean all of the outstanding shares of capital stock of the Company and any security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of stock of the Company or any securities convertible into, or other rights to acquire, any shares of stock of the Company or
     (ii) obligates the Company to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such stock, securities or rights, including as set forth on Schedule 2.3 hereto;

          (j) "Subsidiary" shall mean any corporation in which the Company owns beneficially securities representing 20% or more of (i) the aggregate equity or profit interests or (ii) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise;

          (k) "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, but not limited to, income, excise, property, sales, value added, franchise, withholding, social security, and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments;

          (l) the following terms have the meanings set forth in the following Sections of this Agreement:



                                              Section

Acquisition Proposal                            5.3
Agent Seller                                    1.1
Claims                                          2.9
Closing                                         1.2
Closing Date                                    1.2
Closing Payment                                 1.1
Code                                            2.17
Common Stock                                    2.3
Company Agreement                               2.15
Company Balance Sheet                           2.6
Company Financial Statements                    2.5
Compensation Commitment                         2.18
Confidential Information                        5.1
Echlin Common Stock                             1.1
Effective Date                                  1.2
ERISA                                           2.17
ERISA Plan                                      2.17
Escrow Account                                  1.1
Escrow Agreement                                1.1
Improvements                                    2.10
Indemnified party                               9.2
Indemnifying party                              9.2
Intellectual Property                           2.13
IRS                                             2.17
Judgments                                       2.9
Key Employees                                   2.7
Legal Expenses                                  9.2
Legal Proceedings                               2.9
Legal Requirements                              2.9
Multiemployer Plan                              2.17
PBGC                                            2.17
Pension Benefit Plan                            2.17
Permits                                         2.9
Securities Act                                  3.3
Security Interest                               1.3
Shares                                          1.1
Survey                                          5.13
Technology                                      2.13
Welfare Benefit Plan                            2.17

          10.11 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby and this Agreement will be construed and enforced as if such invalid, illegal or unenforceable provisions had not been included herein. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

          10.12 Specific Performance. Buyer, the Company and the Sellers recognize that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

          10.13 Consent to Jurisdiction. Each of the Sellers hereby submits to the non-exclusive jurisdiction of the courts of the State of Connecticut and the federal courts of the United States of America located in such state solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that he or it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that his property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Each of the Sellers agrees that service of process may be made upon him or it in any manner permitted by the laws of the State of Connecticut or the federal laws of the United States or by service upon the Agent Seller at the address provided for purposes of Section 10.3 hereof in any such action, suit or proceeding against the Sellers with respect to this Agreement, and hereby irrevocably designates and appoints the Agent Seller as his or its authorized agent upon which process may be served in any such action, suit or proceeding, it being understood that such appointment and designation shall become effective without any further action on the part of the Sellers. Service of process upon such authorized agent shall be deemed, in every respect, effective service of process upon the Sellers and shall remain effective until the Sellers shall appoint another agent for service of process acceptable to Buyer. The Sellers agree that final judgment (with all right of appeal having expired or been waived) against them in any such action, suit or proceeding shall be conclusive and that Buyer is entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

          10.14 Agent Seller. Each of the Sellers hereby irrevocably designates and appoints the Agent Seller as his or its authorized agent for purposes of this Agreement and the transactions contemplated hereby and any payment required to be made pursuant to this Agreement by Buyer to the Sellers may be made to the Agent Seller, who or which shall act as agent for the other Sellers and pay or otherwise allocate to such Sellers their allocable share of such payment.

          10.15 Currency. All dollar amounts under this Agreement are in dollars of the United States of America.

          10.16 Third Parties. Nothing in this Agreement shall be deemed to be for the benefit of, or enforceable by or on behalf of any party, including, without limitation, any employee or former employee of the Company or of any Subsidiary, any dependent or beneficiary of any such employee, any labor union or other party or organization, any obligee, owner or holder of any obligation or liability, other than the parties to this Agreement.

          10.17 Adjustment of Shares. Certain share adjustments may be required as follows:

          (a) The number of shares of stock to be delivered or redelivered under this Agreement (and any per share price set forth herein) shall be subject to adjustment to take into account and fully reflect the effect of any stock split, stock dividend or recapitalization with respect to such stock.

          (b) Buyer shall not be required to issue fractional shares hereunder; all shares to be issued by it, shall be issued to the nearest whole number of shares.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              ECHLIN INC.


                              By:  /s/ Robert F. Tobey
                                   ----------------------------
                              Name:  Robert F. Tobey
                              Title:  Vice President - Corporate
                                   Development


                              IROQUOIS TOOL SYSTEMS, INC.


                              By:  /s/ Martin C. Haas
                                   ----------------------------
                              Name:  Martin C. Haas
                              Title: President


                              SELLERS


                              /s/ Martin C. Haas
                              ---------------------------------
                              Name:  Martin C. Haas


                              /s/ B. J. Lechner
                              ---------------------------------
                              Name:  B. J. Lechner


Acceptance of the
Agencies described in
this Agreement


/s/ Martin C. Haas
------------------------
Name:  Martin C. Haas
Agent Seller

                                                       EXHIBIT A

                        ESCROW AGREEMENT


     This Agreement dated as of November 30, 1996 by and among Echlin Inc., a Connecticut corporation ("Buyer"), Fleet National Bank, a national banking association (the "Escrow Agent"), and the other parties listed on the signature page attached hereto who are former shareholders (the "Sellers") of Iroquois Tool Systems, Inc., a Pennsylvania corporation (the "Company");

                      W I T N E S S E T H :

     WHEREAS, Buyer and the Sellers have entered into an Agreement dated as of November 30, 1996 (the "Agreement") pursuant to which the Sellers agreed to transfer and Buyer, directly or indirectly, agreed to acquire all of the shares of the Company for shares of Echlin Common Stock;

     WHEREAS, the Agreement requires the deposit into escrow of shares of the Echlin Common Stock to be delivered under the Agreement to be held as security for the obligations of the Sellers as provided for in the Agreement; and

     WHEREAS, Buyer and the Sellers desire that the Escrow Agent hold the said deposit and the Escrow Agent is willing to do so, all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, it is agreed as follows:

     Section 1 - The Escrow

     1.1 Upon the Closing of the Agreement, Buyer shall in accordance with Section 1.1(b) of the Agreement deposit with the Escrow Agent 33,547 shares of Echlin Common Stock, registered in the name of the Escrow Agent or accompanied by stock powers duly endorsed in blank, in escrow.

     1.2  The shares of Echlin Common Stock so deposited (the
"Escrow Property") shall be held in escrow by the Escrow Agent for the benefit of Buyer and the Sellers on the terms set forth herein.

     1.3 Each Seller's allocable portion of the Escrow Property is set forth on the signature page.

     Section 2 - Distribution of Escrow Property

     2.1 Subject to the conditions set out herein, Buyer shall be entitled to indemnification from the Escrow Property as relating to claims, damages and liabilities suffered or incurred by Buyer relating to claims for which Buyer is entitled to indemnification ("Claims") in the manner and amounts set forth in
Section 9.2 of the Agreement.

     2.2 Buyer shall give notice of any Claims in writing (the "Claim Notice") to the Escrow Agent and the Agent Seller on or before November 30, 1997 (the "Limitation Date"). A Claim Notice shall include a statement that the Claim Notice is prior to the Limitation Date, a brief description of the nature of the Claim, the identity of the party (which may be Buyer) by whom it is being asserted and a reasonable estimate of the amount of loss which may be sustained by Buyer by reason of such Claim. Buyer may, from time to time, by written notice to the Agent Seller and the Escrow Agent prior to the Limitation Date, amend such Claim Notice to reflect any change in its estimate of the loss as theretofore referred to in the Claim Notice.

     2.3 Prior to making delivery of the Indemnified Loss amount from the Escrow Property in the manner set out in Section 2.4 the Escrow Agent shall await either further joint instructions from the parties hereto or a final nonappealable order of a court of competent jurisdiction.

     2.4 In the event that a delivery to Buyer of the Indemnified Loss amount is required under Section 2.3, the Escrow Agent shall deliver to Buyer, from each Seller's allocable portion of such delivery requirement, the number of shares of Echlin Common Stock equal in value to the dollar amount thereof, calculated on the basis of $33.0875 per share, the same value per share as determined for purposes of Section 1.1 of the Agreement.

     Section 3 - Termination

     3.1 On the Limitation Date, the Escrow Agent shall retain Escrow Property equal in value (calculated on the basis of the closing price of the stock on the NYSE on the day preceding the Limitation Date) to the dollar amount of any Claims set forth in Claim Notices served on the Escrow Agent and the Agent Seller prior to the Limitation Date that remain outstanding ("Outstanding Claims"). Any Escrow Property in excess of such Outstanding Claims amount shall be forthwith delivered by the Escrow Agent to each Seller in accordance with his or its allocable portion of the Escrow Property. If on the Limitation Date, the Escrow Agent still holds any amounts with respect to Outstanding Claims the Escrow Agent shall continue to hold such amounts subject to the terms of this Escrow Agreement; provided, however, that after the Limitation Date, Escrow Agent shall not withhold amounts related to any Outstanding Claim for more than sixty (60) days after the Agent Seller has certified in writing to the Escrow Agent, with a copy to Buyer, that such Outstanding Claim is without basis, unless Buyer prior to the expiration of the 60-day period certifies in writing to Escrow Agent, with a copy to the Agent Seller, that such Outstanding Claim is valid and has reasonable basis and that it is the subject of a pending court, arbitration, mediation or settlement proceeding between the parties or with a third party.

     Section 4 - Rights and Obligations of the Escrow Agent

     4.1 The Escrow Agent (i) shall not be liable for any error of judgment, act done or omitted by it in good faith, or mistake of fact or law unless caused by its own gross negligence or willful misconduct; (ii) shall be entitled to treat as genuine any letter, certified court order, or other document furnished to it by Buyer or by the Agent Seller and believed by it to be genuine and to have been signed and presented by the proper party or parties; (iii) shall be paid by Buyer for its services, and its out-of-pocket expenses (including, but not limited to, the fees of counsel; and (iv) shall not be bound in any way by any agreement or contract between the parties, other than this Escrow Agreement as it may be amended, whether or not it has knowledge of the existence of such a contract or agreement or its terms and conditions. The Escrow Agent's only duty or responsibility shall be to hold Escrow Property, as Escrow Agent, and to dispose of Escrow Property in accordance with the terms of this Escrow Agreement. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel and shall be protected in any action taken or omitted in connection with the advice or opinion of counsel.

     4.2 Subject to Section 4.1, Buyer and the Sellers jointly and severally shall save harmless and indemnify the Escrow Agent for all fees, costs, liabilities, and expenses incurred by the Escrow Agent in connection with its execution and delivery of this Agreement or its performance of its duties hereunder, except that neither Buyer nor the Sellers shall be responsible for such fees, costs, liabilities and expenses caused by the gross negligence or willful misconduct of the Escrow Agent. Should litigation be instituted by or against any of the parties, or should a dispute arising or existing among or between the parties require additional duties of the Escrow Agent or its appearance in court, the Escrow Agent shall be compensated for its services and for its expenses incurred in connection therewith, except for claims against the Escrow Agent for its gross negligence or willful misconduct. The Escrow Agent shall have a first lien on Escrow Property for the payment of such fees, costs, liabilities, expenses and disbursements referred to herein.

     Section 5 - Miscellaneous

     5.1 Notices - all notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered mail, return receipt requested, as follows:

          If to the Escrow Agent:

               Fleet National Bank
               777 Main Street - CTM00238
               Hartford, CT 06115
               Attention:  Corporate Trust Administration
               Telephone:  (860) 986-3460
               Facsimile:  (860) 986-7920

          If to the Agent Seller and the Sellers:

               Mr. Martin C. Haas
               Iroquois Tool Systems, Inc.
               101 Loomis Street
               North East, PA  16428
               Telephone:  814-725-8726
               Facsimile:  814-725-5805

          If to the Agent Seller and the Sellers copy to:

               Robert G. Dwyer, Esq.
               Knox McLaughlin Gornall & Sennett, PC
               120 West Tenth Street
               Erie, PA  16501-1461
               Telephone:  814-459-2800
               Facsimile:  814-453-4530

          If to Buyer:

               Echlin Inc.
               100 Double Beach Road
               Branford, Connecticut 06405
               Attention:  Secretary
               Telephone:  (203) 481-5751
               Facsimile:  (203) 481-6485

     5.2 Amendment - This Agreement may be altered or amended only with the consent of all parties hereto. Should the parties attempt to change this Escrow Agreement in a manner that would either increase the Escrow Agent's duties or responsibilities or which, in its sole and absolute discretion, it deems undesirable, the Escrow Agent may resign as Escrow Agent by notifying the other parties orally or by registered mail at their last known address, and until a successor Escrow Agent is appointed by the parties and accepts such appointment, its only duty shall be to hold Escrow Property in accordance with the original provisions of this Escrow Agreement.

     5.3 Definitions - Terms not otherwise defined herein shall have the same meanings as used in the Agreement.

     5.4 Governing Law - This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut.

     5.5 Successors and Assigns - This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

     5.6  Voting Rights - As long as the shares of Echlin Common
Stock are held as Escrow Property, the Sellers shall be entitled at all times to vote such shares.

     5.7 Resignation - Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto at the addresses set forth herein, or at such other address as the parties shall provide, at least 10 business days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, all cash and other payments and all other property then held by Escrow Agent hereunder shall be delivered by it to such successor escrow agent or as otherwise shall be instructed in writing by the parties hereto.

     5.8 Inconsistent Claims - In the event that Escrow Agent should at any time be confronted with inconsistent claims or demands by the parties hereto, Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine such respective rights of the parties with respect to this Escrow Agreement, and upon doing so, Escrow Agent automatically shall be released from any obligations or liability as a consequence of any such claims or demands.

     5.9 Court Order - In the event that the Escrow Agent should at any time be confronted with an order of any court of competent jurisdiction it may comply with said order and shall not incur any obligations or liabilities to the parties hereto as a consequence.

     5.10 Taxes - All dividends or other income earned on the Escrow Property held by the Escrow Agent pursuant to this Escrow Agreement shall be distributed to the Sellers. The Escrow Agent annually shall file information returns with the United States Internal Revenue Service and a payee statement with each of the Sellers, documenting such income distribution. The Sellers shall provide to the Escrow Agent all forms and information necessary to complete such information returns and payee statements.
Should the Escrow Agent become liable for the payment of taxes, including withholding taxes, relating to income derived from the Escrow Property held by it pursuant to this Escrow Agreement or any payment hereunder Escrow Agent may pay such taxes, and any interest and penalties due thereon, from the Escrow Property.

     5.11 Agent Seller - Each of the Sellers hereby irrevocably designates and appoints Mr. Martin C. Haas, (the "Agent Seller") as his or its authorized agent for the purposes of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
                              ECHLIN INC.


                              By:  /s/ Robert F. Tobey
                              ---------------------------------
                              Name:  Robert F. Tobey
                              Title:  Vice President

                              FLEET NATIONAL BANK, as Escrow
                                   Agent

                              By:
                              Name:
                              Title:

                              SELLERS AND ALLOCABLE PORTION


                              /s/ Martin C. Haas
                              ------------------------------80%
                              Name:  Martin C. Haas


                              /s/ B. J. Lechner
                              ------------------------------20%
                              Name:  B. J. Lechner

Acceptance of the
Agency described in
this Agreement


/s/ Martin C. Haas
_-----------------------
Martin C. Haas
Agent Seller

ECHLIN INC.    [LOGO]                                  EXHIBIT 5
100 Double Beach Road
Branford, CT  06405





                                   December 19, 1996



Echlin Inc.
100 Double Beach Road
Branford, CT  06405

Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended, of 335,474 shares of common stock, one dollar ($1.00) par value, of Echlin Inc., a Connecticut corporation ("Echlin"), I have examined such corporate records and other documents, including the registration statement on Form S-3, to be filed with the Securities and Exchange Commission, relating to such shares (the "Registration Statement"), and have reviewed such matters of law as I have deemed necessary for this opinion. Based on such examination, I advise you that in my opinion:

     1. Echlin is a corporation duly organized and existing under the laws of the State of Connecticut.

     2. All necessary corporate action on the part of Echlin has been taken to authorize the registration of shares of common stock by Echlin, and when sold as contemplated in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Jon P. Leckerling
                                   ------------------------------

                                   Jon P. Leckerling


:jea
                                                  EXHIBIT 24A



               CONSENT OF INDEPENDENT ACCOUNTANTS
               __________________________________


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 24, 1996, which appears on page 31 of the 1996 Annual Report to Shareholders of Echlin Inc., which is incorporated by reference in Echlin Inc.'s Annual Report on Form 10-K for the year ended August 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 12 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP
Stamford, Connecticut
December 17, 1996